UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Kimball International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KIMBALL INTERNATIONAL, INC.
1600 Royal Street
Jasper, Indiana 47549
(812) 482-1600

NOTICE OF ANNUAL MEETING OF SHARE OWNERS
To be held October 31, 2017
To the Share Owners of Kimball International, Inc. (the “Company”):
The Annual Meeting of the Share Owners of Kimball International, Inc. will be held at 9:30a.m., Eastern Daylight Time, on October 31, 2017 at the Kimball International Headquarters, 1600 Royal Street, Jasper, Indiana. The following matters will be addressed:

1.	To elect three directors to the Board of Directors of our Company to serve until 2020.

2.	To approve, by an advisory (non-binding) vote, the compensation paid to our Named Executive Officers (“Say on Pay”).

3.	To approve, by an advisory (non-binding) vote, the frequency of future Say on Pay votes.

4.	To approve the Kimball International, Inc. 2017 Stock Incentive Plan.

5.	To ratify the appointment of our Company’s independent registered public accounting firm, Deloitte & Touche LLP, for fiscal year 2018.

6.	To consider and transact such other business as may properly come before the meeting or any adjournments thereof.
All Share Owners of record at the close of business on August 28, 2017, are entitled to vote at the meeting or any adjournment thereof on the matters identified above.
On or about September 12, 2017, the Company mailed many of its Share Owners a Notice of Internet Availability of Proxy Materials (the “Notice”). On or about the same date, the Company mailed a printed copy of its 2017 Annual Report to Share Owners, Proxy Statement and a proxy card to its other Share Owners. On the mailing date of the Notice, all Share Owners of record and street name holders will have the ability to access all of the Company’s proxy materials, including the 2017 Annual Report to Share Owners and the Proxy Statement, via the Internet at www.proxyvote.com or http://www.kimballinternational.com/proxy_vote.aspx.
If you received a printed set of proxy materials, a proxy card has been enclosed along with a return envelope which requires no postage if mailed in the United States. If you own shares of either Class A Common Stock or Class B Common Stock, or both, you will receive one Notice, or if you have received a printed set of proxy materials, you will receive one proxy card.
By Order of the Board of Directors
/s/ Julia Heitz Cassidy, Secretary
September 12, 2017
YOUR VOTE IS IMPORTANT!
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE PROMPTLY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE NOTICE OR THE PROXY CARD, OR IF YOU RECEIVED A PRINTED SET OF PROXY MATERIALS, YOU MAY VOTE BY SIGNING, DATING AND MAILING THE ACCOMPANYING PROXY CARD. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING IN PERSON.

PLEASE NOTE THAT IF YOU DECIDE TO ATTEND IN PERSON, YOU WILL BE ADMITTED ONLY ON THE FOLLOWING CONDITIONS:
A. PRESENTATION OF A PHOTO IDENTIFICATION, AND
B. YOUR NAME MUST BE ON OUR SHARE OWNER LIST OR A RECENT BROKERAGE STATEMENT SHOWING SHARE OWNERSHIP AS OF AUGUST 28, 2017 MUST BE PRESENTED.
DOORS WILL OPEN AT 8:45 A.M. ON OCTOBER 31, 2017 FOR THE 9:30 A.M. EDT MEETING.

DIRECTIONS TO THE ANNUAL MEETING OF SHARE OWNERS:
From Evansville, Indiana (via I-64 East):
Take exit 57 (US-231).
Go North on US-231 approximately 15 miles.
Turn right onto 15th Street.
Turn left onto Royal Street to arrive at the 1600 Royal Street Corporate Headquarters.
From Louisville, Kentucky (via I-64 West):
Take exit 63 (Highway 162).
Go North on Highway 162 approximately 12 miles.
At the intersection of Highway 162 and 3rd Avenue, proceed North on 3rd Avenue for 3 miles.
3rd Avenue becomes 3rd Street. Continue for 2 blocks.
Turn right onto Newton Street, which becomes US-231 Northbound.
Turn right onto 15th Street.
Turn left onto Royal Street to arrive at the 1600 Royal Street Corporate Headquarters.
From Indianapolis, Indiana (via Hwy 37 South):
Take Highway 37 South to I-69.
Follow I-69 to Exit 87, the NSA Crane/Jasper exit and turn left (south) on US 231.
In Loogootee take US 231 South to Jasper approximately 20 miles.
US 231 in Jasper is also called Newton Street.
Going Southbound on Newton Street, turn left onto 15th Street.
Turn left onto Royal Street to arrive at the 1600 Royal Street Corporate Headquarters.

KIMBALL INTERNATIONAL, INC.
1600 Royal Street,
Jasper, Indiana 47549
(812) 482-1600

ANNUAL MEETING OF SHARE OWNERS
October 31, 2017

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being provided to the Share Owners of KIMBALL INTERNATIONAL, INC. (“we,” “us,” “our” or the “Company”) on or about September 12, 2017, and are furnished in connection with the Board of Directors’ solicitation of proxies to be used at the Annual Meeting of Share Owners (the “Annual Meeting”) to be held October 31, 2017, at 9:30 a.m. EDT at the Kimball International Headquarters, 1600 Royal Street, Jasper, Indiana, or any adjournment thereof, for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Share Owners accompanying this Proxy Statement.
GENERAL INFORMATION REGARDING THE PROXY AND YOUR VOTING RIGHTS
What is a proxy and a proxy statement?
A proxy is your legal designation of another person to vote the shares you own on your behalf and in accordance with your direction. The person you designate to vote on your behalf is called a proxy or proxy holder. If you designate another person as your proxy in a written document, that document also is called a proxy or proxy card. A proxy statement is the document that contains information we are required to disclose to you pursuant to the rules of the Securities and Exchange Commission (the “SEC”) when we ask you to sign a proxy designating one or more individuals to vote on your behalf or otherwise solicit shareholder votes.
How can I access the proxy materials?
On or about September 12, 2017, we mailed to many of our Share Owners a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and our 2017 Annual Report to Share Owners, which includes our Annual Report on Form 10-K as filed with the SEC for the fiscal year ended June 30, 2017 (our “2017 Annual Report”). The Notice contains instructions on how to access this Proxy Statement and the 2017 Annual Report and vote online. The Notice also contains instructions on how to request and receive a paper copy of our proxy materials, including this Proxy Statement, our 2017 Annual Report and a proxy card. Using this distribution process conserves natural resources and reduces the costs of printing and distributing these proxy materials. This Proxy Statement, the 2017 Annual Report, the form of the proxy card and voting instructions are being made available to Share Owners on or about September 12, 2017, at www.proxyvote.com or http://www.kimballinternational.com/proxy_vote.aspx, where you will click on the “vote now” button.
The SEC’s rules permit us to deliver a single Notice or set of proxy materials to one address shared by two or more of our Share Owners. This delivery method is referred to as “householding” and can result in significant cost savings for the Company. To take advantage of this opportunity, we have delivered only one Notice or set of proxy materials to multiple Share Owners who share an address, unless we received contrary instructions from the impacted Share Owners prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or proxy materials, as requested, to any Share Owners at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at 800-542-1061 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a Share Owner sharing an address with another Share Owner and wish to receive only one copy of future Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.
Who is entitled to vote?
Share Owners of record who hold shares of our Common Stock (Class A or Class B) at the close of business on the record date, August 28, 2017, are entitled to receive notice of the Annual Meeting and vote their shares, or have their shares voted by the proxy on their behalf, at the Annual Meeting, or any postponement or adjournment of the meeting. Share Owners are entitled to one vote per share and individual votes will be kept confidential, except as appropriate to meet legal requirements.
What is a “beneficial owner”?
This describes how you own your shares, i.e., your shares are held in “street name” through a bank, broker, nominee or other shareholder of record. For comparison, a “shareholder of record” or “share owner of record,” or a “registered shareholder,” holds shares that are registered directly to them through Computershare, Inc., our transfer agent.
What am I being asked to vote on?
Our Share Owners are being asked to vote on:

•	Election of three nominees for Class III Directors: Robert F. Schneider, Geoffrey L. Stringer, and Susan B. Frampton;

•	Advisory (non-binding) vote to approve the compensation paid to our Named Executive Officers (“NEOs”) (“Say on Pay”);

•	Advisory (non-binding) vote to approve the frequency of future Say on Pay votes (“Say on Pay Frequency”);

•	Approval of the Kimball International, Inc. 2017 Stock Incentive Plan (the “2017 Stock Plan”); and

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018.
Our Board of Directors (the “Board”) knows of no other matters that may come up for action at the Annual Meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form will vote in accordance with their judgment on such matter using the discretionary authority granted in the proxy form.
How do I vote my shares?
If you are a registered Share Owner, you may vote your shares by proxy in advance of the Annual Meeting or in person at the Annual Meeting. If you decide to vote by proxy, you may do so over the Internet, by telephone or by U.S. mail prior to the Annual Meeting. Instructions explaining how to vote by Internet or telephone are provided on the Notice and the proxy card. These documents include a control number to verify a Share Owner’s identity, allowing the Share Owner to access on-line proxy materials, vote the shares and confirm that the voting instructions have been recorded properly. You may also vote by mail if you received a paper copy of the proxy card. You should review the proxy materials, then sign, date and mark your proxy card and mail it in the prepaid and addressed envelope provided. If you vote by Internet or telephone, please do not return a signed proxy card. You may also vote in person at the Annual Meeting, if you provide a government-issued photo identification when you sign in at the Annual Meeting.
If you are a beneficial owner, your bank, broker or other nominee, as the record holder of your shares, is required to vote the shares according to your instructions. You should receive instructions from your bank, broker or other nominee on how to vote the shares. If you hold your shares in street name, you must request a legal proxy from your bank, broker or nominee if you would like to vote in person at the Annual Meeting. If you fail to provide voting instructions, your broker, bank or other nominee is only permitted to vote your shares on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.  They may NOT vote on the election of directors, the Say on Pay vote, the Say on Pay Frequency vote or the approval of the 2017 Stock Plan absent instructions from you.  Without your voting instructions on such proposals, a “broker non-vote” will occur with respect to these proposals.
How will my shares be voted?
If you are a Share Owner of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. All properly delivered proxies will be voted in accordance with the wishes of the Share Owner as expressed therein. In the absence of contrary direction, the proxies will be voted “FOR” the election of each of the named nominees to the Board of Directors, “FOR” approval of the Say on Pay vote, for “EVERY ONE YEAR” for the Say on Pay Frequency vote, “FOR” approval of the 2017 Stock Plan, and “FOR” the ratification of the appointment of our independent registered public accounting firm.
As discussed above, if you are a beneficial owner, you must instruct your bank, broker, or nominee as to your wishes for voting on the items listed above or obtain a legal proxy and vote your shares in person at the Annual Meeting.
Can I change or revoke my proxy after I return my proxy card?
Yes, any proxy may be changed or revoked by a Share Owner at any time before it is exercised at the Annual Meeting by:

•	submitting a properly signed proxy card with a later date either at or prior to the Annual Meeting;

•	submitting a vote at a later time via the Internet or telephone;

•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy; or

•	delivering to our Secretary a written notice of revocation, provided such notice is received at or prior to the Annual Meeting.
Will I have to pay to receive proxy materials?
The entire cost of soliciting proxies will be borne by our Company. In addition to the use of mail services, proxies may be solicited by personal interview, telephone, and electronic mail by our directors, officers, and employees without extra compensation. We will also reimburse brokerage houses, custodians, nominees, and fiduciaries for actual expenses incurred in forwarding proxy materials to beneficial owners. We have also retained the services of Alliance Advisors, LLC to assist in the solicitation of proxies on behalf of the Board for a fee of $7,500 plus reasonable out-of-pocket expenses.
When will the Annual Report be available?
Our 2017 Annual Report is being made available at the same time and by the same method described for the proxy materials. The 2017 Annual Report is not to be considered as part of the proxy solicitation materials or as having been incorporated by reference. Share Owners may receive, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, including financial statements but excluding exhibits, as filed with the SEC. Please address requests for a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 to our Secretary at Kimball International, Inc., 1600 Royal Street, Jasper, Indiana 47549.
Who can attend the Annual Meeting of Share Owners?
All registered Share Owners as of the record date, or their duly appointed proxies, may attend the Annual Meeting. A government-issued photo identification such as a driver’s license, state-issued ID or passport, will be required for entrance to the meeting. Please note if you are a beneficial owner, you will also need to bring a copy of a brokerage statement reflecting your ownership of shares of our Common Stock as of the record date to enter the meeting.
What is the impact on me if I hold Class A Common Stock versus Class B Common Stock?
Due to the unification of the two classes of stock concurrent with the spin-off of our Electronics Manufacturing Services (“EMS”) segment, which was effective October 31, 2014 (“the spin-off”), all references in this Proxy Statement to “Common Stock” shall include both classes of stock unless either Class A or Class B is clearly identified. Each class of stock now has equal rights, preferences, limitations and restrictions, except that shares of Class A Common Stock must be converted to Class B Common Stock before they can be publicly traded. Each share of Common Stock is entitled to one vote with respect to all matters presented to Share Owners at the Annual Meeting.
Our Class A Common Stock was de-registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), effective in September 2015. However, this does not affect the rights of Share Owners who choose to continue to hold their Class A Common Stock.
We encourage any Share Owners that continue to hold Class A Common Stock to convert those shares to Class B Common Stock. Again, Class A Common Stock and Class B Common Stock are now equal in all respects, including voting rights and dividend amounts, except that Class A Common Stock must be converted to Class B Common Stock in order to be publicly traded.
SUMMARY INFORMATION REGARDING PROPOSALS
As noted in the previous section, there are five proposals, two of which are advisory in nature, to be voted on at the Annual Meeting by Share Owners of record as of the close of business on August 28, 2017 (the “Record Date”). On the Record Date, there were outstanding 280,173 shares of Class A Common Stock and 37,204,438 shares of Class B Common Stock. The presence of a quorum requires that a majority of outstanding shares of Common Stock be present at the meeting by proxy or in person. Withholding authority, abstentions and “broker non-votes” will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.
Proposal No. 1 - Election of Directors. There are three Class III directors nominated by the Board for election this year: Robert F. Schneider, Geoffrey L. Stringer, and Susan B. Frampton, each to hold a three-year term expiring in 2020. The qualifications of these three director nominees are described in more detail in the “Information Concerning the Board of Directors and Committees” section. With a quorum of Share Owners present at the Annual Meeting, the nominees will be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting (i.e., the nominees receiving the highest number of votes cast in each category will be elected). The election of directors will not be affected if you choose not to vote your shares or if you withhold authority to vote your shares, and will not be affected by broker non-votes. The Board maintains a policy in our Corporate Governance Principles to require that, in any uncontested election of an individual director or a class of directors, if more votes are cast “withheld” than “for” a director’s election, the director must promptly tender his or her resignation to the Board. If such an event occurs, the Compensation and Governance Committee will then proceed to review relevant factors to determine whether the resignation should be accepted. The Board of Directors recommends that you vote “FOR” each of the director nominees in Proposal No. 1.
Proposal No. 2 - Say on Pay. Beginning in 2011, and again in 2014, our Class A Share Owners participated in an advisory (non-binding) vote to approve the compensation paid to our NEOs, as disclosed in accordance with the SEC’s compensation disclosure rules. The Compensation Discussion and Analysis (“CD&A”) (beginning on page 18), and the related compensation tables and narratives included in this Proxy Statement describe our performance-based, incentive-focused compensation philosophy and the overall compensation received by each of our NEOs. As discussed in the CD&A, our NEOs receive a salary, a performance-based annual cash incentive payment, annual and long-term performance-based equity incentive awards and long-term time-based equity awards which link their performance with our performance and align their interests with the best interests of our Share Owners.

For this advisory vote, all Class A and Class B Share Owners are entitled to vote on the compensation paid to our NEOs. To be approved, more shares must be voted “FOR” the compensation paid to our NEOs than “AGAINST.” Neither abstentions nor broker non-votes will affect the outcome of this proposal. As an advisory vote, the results of this proposal will not be binding on us, the Board, or the Compensation and Governance Committee. However, your opinion is important to us, and the Compensation and Governance Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of this vote when making future compensation decisions for our NEOs. The Board of Directors recommends that you vote “FOR” the approval of the compensation paid to our NEOs as disclosed in this Proxy Statement.
Proposal No. 3 - Say on Pay Frequency. At our Annual Meeting in 2011, we also asked our Class A Share Owners to vote on their preference on the frequency of future Say on Pay votes. At that time, a significant majority of our Class A Share Owners voted that Say on Pay votes should be held every three years and the Board followed this recommendation. For this advisory vote, all Class A and Class B Share Owners have the opportunity to choose from among four options - holding the advisory vote every one, two or three years or abstaining from the vote. The frequency that receives the highest number of votes will be considered the preferred frequency by Share Owners for conducting future Say on Pay votes. Neither abstentions nor broker non-votes will affect the outcome of this proposal. Because this vote is advisory, the outcome will not be binding on us or our Board. The Board will consider the outcome of the vote when determining how often to hold future Say on Pay votes. As a governance improvement, our Board feels that our Share Owners should have the opportunity to vote on our Say on Pay annually rather than every three years. The Board of Directors recommends that you vote to conduct future Say on Pay votes every “ONE YEAR”.
Proposal No. 4 - Approval of the 2017 Stock Incentive Plan. The 2017 Stock Plan is proposed to replace the Kimball International, Inc. Amended and Restated 2003 Stock Option and Incentive Plan (the “2003 Stock Plan”). Please review the section “Proposal No. 4 - Approval of the Kimball International, Inc. 2017 Stock Incentive Plan” and Appendix A for information regarding the proposed 2017 Stock Plan. Approval of the 2017 Stock Plan requires the affirmative vote of a majority of the votes cast. In other words, approval will be given where the number of shares voted “FOR” the plan exceeds the number of shares voted “AGAINST” or “ABSTAIN”. Abstentions will have the same effect as a vote against the approval of the 2017 Stock Plan. Broker non–votes will not affect the determination of whether the 2017 Stock Plan is approved.
The Board of Directors recommends that you vote “FOR” the approval of the Kimball International, Inc. 2017 Stock Incentive Plan set forth in Proposal No. 4 and Appendix A.
Proposal No. 5 - Ratification of the Appointment of our Independent Registered Public Accounting Firm. The appointment of our independent registered public accounting firm will be ratified and approved if more shares of Common Stock are voted “FOR” the proposal than “AGAINST”. Neither abstentions nor broker non-votes will affect the outcome of this proposal. The Board of Directors recommends that you vote “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018.
FUTURE SHARE OWNER PROPOSALS
Proposals to be presented at the 2018 Annual Meeting by Share Owners and included in our Proxy Statement for that meeting must be received by the Company at our principal executive offices, 1600 Royal Street, Jasper, Indiana 47549, no later than May 15, 2018. Such proposals must meet certain requirements under the regulations of the SEC to be included in our Proxy Statement. A Share Owner wishing to nominate a candidate for election as a director or to bring any other proposal before the 2018 Annual Meeting of Share Owners (but not include the nomination or proposal in our Proxy Statement), must cause written notice of the proposal to be received by the Secretary of the Company at our principal executive office no earlier than July 13, 2018, and no later than August 2, 2018. The written notice must also meet additional requirements as stated in our By-laws, a copy of which is available upon written request directed to the Secretary of the Company.

SHARE OWNER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Share Owners may communicate with a member of the Board by sending comments to a specific director or directors in care of the Secretary of the Company at 1600 Royal Street, Jasper, Indiana 47549, who will ensure delivery except that correspondence involving marketing, job applications, personal threats or other inappropriate material will not be delivered. The Secretary may also forward the correspondence to the Lead Independent Director and/or to one or more departments within the Company if the communication is more appropriately addressed by an employee of the Company. A log of correspondence received and copies of the correspondence are available to any director who wishes to review them.

SHARE OWNERSHIP INFORMATION
Under the regulations of the SEC, persons who have power to vote or invest in or dispose of shares of our Common Stock, either alone or jointly with others, are deemed to be beneficial holders of such shares.
Set forth in the following table are the beneficial holdings, as of August 16, 2017, of our Common Stock on the basis described above for: (i) each person known to our Company who may be deemed to beneficially own more than 5% of our Common Stock; (ii) each current director; (iii) each “Named Executive Officer” (NEO) as listed in the Summary Compensation Table appearing later in this Proxy Statement; and (iv) all current directors and executive officers as a group. The total number of shares of our Common Stock beneficially owned by all executive officers and directors as a group is 1,013,349 shares (2.7% of the outstanding shares of Common Stock), as of the date noted above.

	Shares Beneficially Owned(a)(b)
Name	Sole Voting and Investment Power	Shared Voting and Investment Power	Percent of Total Shares
Royce & Associates LP (c)	2,543,186	None	6.8%
745 Fifth Avenue
New York, NY 10151
BlackRock, Inc. (d)	2,499,591	None	6.7%
55 East 52nd Street
New York, NY 10055
Dimensional Fund Advisors LP (e)	2,197,817	None	5.9%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746
Vanguard Group, Inc. (f)	2,088,016	20,000	5.6%
PO Box 2600
Valley Forge, PA 19482-2600
Directors and Named Executive Officers:
Robert F. Schneider	277,169	16,850	(g)
Geoffrey L. Stringer	62,394	None	(g)
Thomas J. Tischhauser	51,706	None	(g)
Patrick E. Connolly	22,806	None	(g)
Timothy J. Jahnke	18,468	None	(g)
Kimberly K. Ryan	15,000	None	(g)
Susan B. Frampton	9,538	None	(g)
Kristine L. Juster	9,030	None	(g)
Donald W. Van Winkle	130,437	None	(g)
Michelle R. Schroeder	79,938	None	(g)
Kevin D. McCoy	67,586	None	(g)
Lonnie Nicholson	61,120	None	(g)
All executive officers and directors as a Group (16 persons)	996,499	16,850	2.7%
_____________

(a)	Based upon information obtained from the executive officers, directors, and beneficial owners (according to the definition of “beneficial ownership” under the regulations of the SEC).

(b)	The “Sole Voting and Investment Power” column includes shares owned by the spouses living in the households of the individuals listed. The “Shared Voting and Investment Power” column includes shares which were reported by Vanguard Group, Inc. as having shared voting power on Form 13F-HR, and shares held by a foundation over which Mr. Schneider has shared voting and investment power. Beneficial ownership for Mr. Schneider is disclaimed as to such shares and as to all other shares over which the named person does not have full beneficial rights.

(c)
This information is derived from the Schedule 13G/A filed by such Share Owner with the SEC on January 11, 2017, indicating beneficial ownership as of December 31, 2016, as updated by the Form 13F-HR filed by such Share Owner with the SEC on August 7, 2017, indicating beneficial ownership as of June 30, 2017. The Share Owner reports that it is an investment advisor registered under the Investment Advisors Act of 1940 and has the sole power to vote or direct the vote and sole power to dispose or direct the disposition of 2,543,186 shares.

(d)
This information is derived from the Schedule 13G/A filed by such Share Owner with the SEC on January 25, 2017, indicating beneficial ownership as of December 31, 2016, as updated by the Forms 13F-HR filed by such Share Owner and its affiliates with the SEC on August 10, 2017, and information provided to us by The Nasdaq Stock Market LLC, indicating beneficial ownership as of June 30, 2017. BlackRock, Inc. reports that it is a parent holding company or control person and has the sole power to vote or direct the vote of 2,407,582 shares and sole power to dispose or direct the disposition of 2,499,591 shares, but also notes that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our shares and that no one person’s interest in our shares is more than 5% of the total outstanding shares of our Company. BlackRock, Inc. reports that the following of its subsidiaries acquired the shares: BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Ltd., BlackRock Asset Management Canada Limited, BlackRock Financial Management, Inc., BlackRock International Limited, BlackRock Japan Co. Ltd., BlackRock Asset Management Ireland Limited, and BlackRock Investment Management (UK) Ltd.

(e)
This information is derived from the Schedule 13G/A filed by such Share Owner with the SEC on February 9, 2017, indicating beneficial ownership as of December 31, 2016, as updated by the Form 13F-HR filed by such Share Owner with the SEC on August 11, 2017, indicating beneficial ownership as of June 30, 2017. The Share Owner reports that it has the sole power to vote or direct the vote of 2,085,077 shares and the sole power to dispose or direct the disposition of 2,197,817 shares but also notes that it is an investment advisor registered under the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an advisor or sub-advisor to certain Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over our securities that are owned by the Funds, and may be deemed to be the beneficial owner of our shares held by the Funds. However, all of our shares are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(f)
This information is derived from the Form 13F-HR/A filed by such Share Owner with the SEC on August 24, 2017, indicating beneficial ownership as of June 30, 2017. The Share Owner reports that it has the sole power to vote or direct the vote of 66,190 shares, shared power to vote or direct the vote of 20,000 shares, the sole power to dispose or direct the disposition of 2,024,726 shares, and other defined power to dispose or direct the disposition of 83,290 shares. Vanguard Group, Inc. reports that the following of its subsidiaries acquired certain of the shares: Vanguard Fiduciary Trust Company, and Vanguard Investments Australia, Limited.

(g)	Totals are under one percent of the 37,516,862 shares of Common Stock outstanding as of August 16, 2017.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
Director Nominees
At the Annual Meeting, our Share Owners are entitled to elect three (3) directors, each of whom is currently serving as a Class III director and whose term expires at the Annual Meeting. At its April 2017 meeting, the Board approved the nominations of Robert F. Schneider, Geoffrey L. Stringer and Susan B. Frampton for re-election as directors. Each will serve a three-year term, until the 2020 Annual Meeting or until their successors are elected and have qualified, or until his or her earlier death, resignation, disqualification, disability, or lawful removal.
Each nominee is currently serving as a director of our Company. Mr. Schneider has served as a director since 2014 and Mr. Stringer has served as a director since 2003. Dr. Frampton was appointed by the Board in April 2016 to fill the vacancy resulting from the resignation of former director Christine Vujovich. Each nominee has consented to continue to serve as a director. If for any reason any such nominee shall become unable or unwilling to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the accompanying proxy. The Board has no reason to believe that any of the nominees will be unable to serve.
Individual qualifications and skills of our nominees that led the Board to the conclusion that each should continue to serve as a director are further described below, along with the qualifications and skills of our five other directors.
If you are a beneficial owner of your shares (i.e., you hold them through a bank, broker or other holder of record), you must instruct the holder of record how to vote your shares for your vote to be counted on Proposal No. 1.
The Board of Directors recommends a vote “FOR” the election of each of the director nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES
The Board of Directors of our Company is composed of eight directors, each of whom is a member of one of three nearly equal classes, with the members of each class serving the same three-year term, in accordance with our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and By-laws. Each director serves a three-year term upon election. If a director is appointed by the Board to fill a vacancy, the director serves until the end of the current term of the class in which he or she is appointed, and then would be up for re-election at the same time as the rest of his or her class.
Biographical information for, and the skills and qualifications of, each of our directors is provided below. With the appointments last year of Dr. Frampton and Ms. Juster, women hold more than 1/3 of the seats on the Board. Our average Board member tenure is currently 4.5 years.
Director Qualifications
The rapidly changing business conditions and markets in which we operate require a high-performance and committed Board. Each Board member must possess broad business experience and have a variety of qualifications, attributes, and skills. These include personal integrity, commitment to our Guiding Principles, practical judgment, broad complementary education, experience and expertise in various areas such as sales and marketing, business operations, finance and accounting, education, government, manufacturing, compensation systems, human resources, environmental regulation, financial markets, international transactions and leadership. The members of our Board have demonstrated their leadership, experience and skills in these various areas in fiscal year 2017, guiding the executive management team as it continues focusing on our furniture manufacturing roots, improving our market position, and developing and implementing strategic growth plans for our Company and each of our business units.

The following table includes a listing of our Board members and their qualifications:

Name	Information(a)	Director Since
Robert F. Schneider Member: Class III, Chairman of the Board and Chief Executive Officer Age: 56	Employment: Chief Executive Officer and Chairman of the Board, 2014-present; Chief Financial Officer, 1997-2014; Acting General Manager, Kimball Hospitality, 2013-2014; various financial and executive positions, 1988-1997. Skills and qualifications: significant knowledge and experience in our markets and industries; operations related experience; SEC/ public company expertise; proven leadership and senior executive experience; strategic planning; governance; finance; investor relations; many years of knowledge of our Company and culture.	2014

Geoffrey L. Stringer Member: Class III, Audit Committee Chair Age: 74 Other board service: Board member and Audit Committee Chair, Kimball Electronics, Inc.	Employment: Retired; Bank One Corporation (now JP Morgan), Executive Vice President, 2001-2003; Senior Vice President and CEO of Bank One Capital Corporation, 1998-2001; various other senior management positions at Bank One Corporation and at other banks acquired by Bank One Corporation. Skills and qualifications: significant experience with strategic planning, corporate governance, financial management, personnel management, capital markets and private financing as well as a wide variety of large scale capital investments. Has also served on our Compensation and Governance Committee.	2003

Dr. Susan B. Frampton Member: Class III, Compensation and Governance Committee Age: 59
Employment: President, Planetree International, Inc., a non-profit advocacy and membership organization focused on educating health-care organizations about patient and family-centered care, 2000-present. Other leadership positions: co-chair, The National Quality Partnership, and The Advanced Illness Care Action Team; Chair, National Academy of Medicine’s Scientific Advisory Panel on the Evidence-Base for Patient-Centered Care; Governing Board member, WHO-CC International Network of Health Promoting Hospitals; participated on The Joint Commission’s Expert Advisory Panel on culturally competent patient-centered care standards and the Institute of Medicine’s Patient and Family Council Leadership Consultative Group; Member, editorial board, Journal of Compassionate Healthcare.

Skills and qualifications: proven leadership and executive experience; deep knowledge of the healthcare industry and market for patient care environment products; international experience; driver of change and innovation; strategic planning; and organizational governance.
		2016

Timothy J. Jahnke Member: Class I, Compensation and Governance Committee Chair Age: 57
Employment: President and Chief Executive Officer, Elkay Manufacturing Company (“Elkay”), which manufactures sinks, water coolers, faucets, drinking fountains, bottle fillers, and kitchen cabinets, 2007-present; Member, Board of Directors of Elkay, 2009-present; various senior management positions, Newell Rubbermaid Corporation, 1986-2007.

Skills and qualifications: senior leadership experience in manufacturing operations; strategic planning and growth experience, both organically and by acquisition; senior management and human resources experience, including strong executive compensation background; knowledge of and experience in related markets including housing, remodeling and hospitality; international operations experience.
		2014

Name	Information(a)	Director Since
Kristine L. Juster Member: Class I, Audit Committee Age: 54
Newell Brands, Inc. (“Newell”),1995-present; President, Global Writing Segment, 2014-present; President, Baby and Parent Segment, 2011-2014; has led other successively larger business segments since 1995, when Newell acquired a company she co-founded. Newell is a leading global consumer goods and commercial products company.

Skills and qualifications: significant experience in sales growth, innovative product development initiatives, and strategic growth of retail outlets and customer partnerships; international sales/ marketing experience in developed and emerging markets; experience in strategic planning and growth, both organic and by acquisition; international experience as a proven leader and entrepreneur.
2016

Thomas J. Tischhauser Member: Class I, Compensation and Governance Committee, Lead Independent Director Age: 59 Other board service: Board and Compensation and Governance Committee of Kimball Electronics, Inc.
Employment: Principal of Wynstone Partners, an executive coaching service provider, 2007-present; Continental Automotive Systems, Vice President, 2006-2007; Corporate Vice President, and various management positions, including in engineering, product management, quality, and corporate strategy at Motorola, Inc., 1983-2006.

Skills and qualifications: proven leadership experience and leadership development skills; multinational corporate experience and exposure to a broad range of corporate cultures and practices; experience in strategic business planning and implementation; knowledge of our markets, history, culture and furniture manufacturing business; knowledge and experience with manufacturing operations, engineering, product life cycle and quality management systems.
2008

Patrick E. Connolly Member: Class II, Audit Committee Age: 58
Employment: Sodexo, S.A., Global CEO, Schools and Universities since 2015; other senior management positions with Sodexo since 1989, including Chief Operating Officer of Sodexo North America, and President of Sodexo Heath Care from 2007 to 2015. Sodexo provides quality of life services, including dining and meal services, vending and convenience services, integrated facilities management services, and healthier workforce initiatives.

Skills and qualifications: strategic planning and growth experience, both organic and by acquisition; significant healthcare and education industry knowledge and experience; international operations experience; global track record of improving diversity, driving innovation and growing revenue.
2014

Name	Information(a)	Director Since
Kimberly K. Ryan Member: Class II, Audit Committee Age: 50
Employment: Senior Vice President of Hillenbrand, Inc., an industrial company engaged in making and selling process equipment and funeral services products, 2011-present; President of Coperion, Inc., a wholly-owned subsidiary of Hillenbrand, Inc., 2015-present; President, Batesville Casket Company, 2011-2015; Senior Vice President of Hill-Rom Holdings, Inc., 2005-2011; Group Vice President, Post Acute Care of Hill-Rom Holdings, Inc., 2005-2011, including during a spin-off of the Hillenbrand entities; Senior Vice President, Hillenbrand Industries, 2003-2008; various senior management positions within Hillenbrand Industries from 1989 to 2005.

Skills and qualifications: international manufacturing and operations experience, including wood products; knowledge and experience in business-to-business product sales and services for a variety of global industries; proven leadership in the areas of finance, operations, logistics, information technology, costing and marketing; strategic planning and growth experience, both organic and by acquisition; financial experience, including a degree in accounting.
2014

(a)
Includes information each director has given us about his or her age, positions held, principal occupation, and business experience for at least the past five years, and the names of other publicly-held companies of which he or she currently serves (or during the past five years has served) as a director. There is no family relationship between any of our directors or executive officers.

Director Independence
Our Board of Directors determines the independence of our directors by applying the rules, regulations and listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and the SEC. The applicable rules, regulations and listing standards of Nasdaq provide that a director is independent only if the board of directors affirmatively determines that the director does not have a relationship with the company which would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. They also specify certain relationships that preclude a determination of director independence, including certain business, professional and personal relationships.
Our Board annually reviews the independence of our directors according to these standards, taking into account all relevant facts and circumstances. In its most recent review of information collected from our directors, the Board determined that all members of our Board other than Robert F. Schneider, our Chief Executive Officer, are “independent directors” under the Nasdaq standards and the SEC’s rules. The Board has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. In addition, none of our directors are a party to any agreement or arrangement that would require disclosure pursuant to Nasdaq Rule 5250(b)(3). In making this determination of independence with respect to Mr. Connolly and Ms. Juster, the Board considered the following transactions which occurred during fiscal year 2017.
A single office location of Sodexo, which employs director Patrick Connolly, purchased an aggregate of approximately $170,000 in office furniture from our Kimball and National brands in two transactions from two independent authorized dealers of the brands. These sales resulted from competitive bids, and awards were also made to several competitors on different parts of the project. Mr. Connolly had no knowledge of, or material direct or indirect interest in, the transaction, or influence over the purchasing decision.
Jarden Corporation, a 2016 acquisition by Newell, has had a long-term customer relationship with one of our subsidiaries. During fiscal year 2017, Jarden purchased an aggregate of approximately $380,000 of furniture from us. Ms. Juster, President of the Global Writing Segment of Newell, had no knowledge of, or material direct or indirect interest in, the transactions or influence over the purchasing decision.

Meeting Attendance
The independent directors meet in regularly scheduled executive sessions held after the scheduled Board meetings and at other times as they deem appropriate. The Board is led by Chairman Robert F. Schneider, who is also our Chief Executive Officer. Thomas J. Tischhauser serves as Lead Independent Director to the Board. We expect our directors to attend all Board meetings, Committee meetings, and the Annual Meeting of Share Owners. During fiscal year 2017, the Board met four times and each director attended 100% of the meetings of the Board except for Mr. Connolly who missed one Board meeting. All Compensation and Governance Committee members attended all six committee meetings. All Audit Committee members attended all seven Audit Committee meetings except for Mr. Connolly, who had a planned absence from one Committee meeting and one Board meeting held in April 2017 due to previously scheduled work obligations. Each director attended at least 75% of the total meetings of the Board and each Committee on which he or she served during fiscal year 2017. All directors attended the last Annual Meeting of Share Owners held on October 25, 2016.
Lead Independent Director
In February 2015, following the successful spin-off of our EMS segment, the Board determined that the role of Chairman of the Board should be combined with the role of Chief Executive Officer due to the decreased size of the Company and the need to facilitate the refocusing of the Company to its furniture manufacturing roots. The combination of these two roles allows for more efficient leadership, faster communications and decision-making between the Board and executive management team, and greater focus and alignment of the Board and executive team. Taking into consideration the skills and expertise of Robert F. Schneider, including his long-term experience in the furniture industry and with Kimball International, the Board believes this structure continues to best meet our current and anticipated needs.
As a result of the combination of these two roles, the Board determined that it was necessary and appropriate to add the role of Lead Independent Director, to be filled by one of our independent, non-employee directors. The Lead Independent Director has the responsibility to chair non-management executive sessions of the Board, act as a liaison between the Board and our executive management, assist in setting meeting agendas, assist in Board and Board member performance evaluations, and act as Chairman of the Board in the absence of the current Chairman. The Lead Independent Director also has authority to direct the Secretary of the Company to call a special meeting of the Board. Thomas J. Tischhauser was re-elected to the role of Lead Independent Director at the October 2016 Board meeting, and will hold this position through the Annual Meeting, following which the Board will convene and elect a new Lead Independent Director given that Mr. Tischhauser will have served almost three years in this role. Our Corporate Governance Principles provide that no director may serve in this role for more than three consecutive years.
Board Committees
Our Board currently has two standing committees: the Audit Committee and the Compensation and Governance Committee.
The Audit Committee
The Audit Committee consists of four members of the Board: Geoffrey L. Stringer (Chairperson), Patrick E. Connolly, Kimberly K. Ryan, and Kristine L. Juster. The Board has determined that all members of the Audit Committee meet the Nasdaq and SEC requirements with respect to independence, and that each is also an “audit committee financial expert” as defined by the rules of the SEC. None of the Audit Committee members have been or are salaried employees of the Company.
Responsibilities. The Audit Committee operates under, and has the responsibilities set forth in, a written charter, which has been approved by the Board and is reviewed and reassessed annually, or more frequently as circumstances dictate, by the Audit Committee. The Audit Committee modifies the written charter as necessary to comply with all regulatory requirements as or before they become effective. A copy of the Audit Committee Charter is available on our website at www.kimballinternational.com/corporate_governance.aspx.
The Audit Committee is responsible for appointing the independent registered public accounting firm to audit our books and records, overseeing their work, approving the associated services and fees and ensuring their independence. The Audit Committee is also responsible for overseeing our risk and compliance practices, financial reporting practices and internal controls. Further, it reviews our financial reporting and meets regularly with management and the independent registered public accounting firm regarding audit planning, audit results and other matters within its scope.
The Compensation and Governance Committee
The current members of the Compensation and Governance Committee are: Timothy J. Jahnke (Chairperson), Thomas J. Tischhauser and Dr. Susan B. Frampton. Each member of our Compensation and Governance Committee is “independent” as such term is defined for compensation committee members in the listing standards of Nasdaq, each is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act, and each is an “Outside Director” as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
Interlocks and Insider Participation. None of the Compensation and Governance Committee members have ever been employed as an officer or employee of our Company or any of our subsidiaries, and none of the Compensation and Governance Committee members during fiscal year 2017 were involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K.
Responsibilities. The Compensation and Governance Committee’s responsibilities consist of making all determinations with respect to the compensation of the Chairman of the Board and Chief Executive Officer, reviewing and approving the compensation of all other executive officers in consultation with the Chief Executive Officer, reviewing and approving our contribution to our defined contribution retirement plan, and approving targets, certification of target achievement, and authorization of payments under our stock and cash incentive plans. See “Compensation Discussion and Analysis — Executive Compensation Process” and “— Compensation Philosophy” for a description of the role of executive officers and compensation consultants in setting compensation for executive officers.
The Compensation and Governance Committee’s responsibilities also include advising the Board on matters of corporate governance, reviewing any resignations of incumbent directors who fail to receive a majority of votes cast in any uncontested election, overseeing evaluations of our Board and individual directors, reviewing related persons’ transactions for conflicts of interest, and evaluating succession planning needs. The Compensation and Governance Committee is also responsible for nominating the Lead Independent Director for election by the Board. A more complete listing of the responsibilities of the Compensation and Governance Committee is available in the Compensation and Governance Committee Charter on our website at www.kimballinternational.com/corporate_governance.aspx.
Nominations of Director Candidates. The Compensation and Governance Committee has the further responsibility to nominate persons for director positions and for election at the Annual Meeting. In order to nominate appropriate non-incumbent director candidates when an opening on the Board is anticipated or occurs, the Committee identifies, or may work with a third-party firm that specializes in identifying, potential nominees for director based on specified objectives in terms of the composition of the Board. The Committee takes into account the need for broad and complementary experience and expertise as well as particular knowledge, skill sets, experience or qualifications identified as needed or desirable for our Board.
Nominees, whether recommended by the Compensation and Governance Committee or a Share Owner, will first be evaluated on the basis of established Board member criteria, including, but not limited to: integrity; practicality and good judgment; willingness to think independently; diverse business experience and expertise, particularly in areas where the Board has identified specific expertise needs of the Company; commitment to our Guiding Principles; and commitment to devote adequate time to Board duties and to serve over a period of time sufficient to understand our history, markets and business operations. Evaluation of qualifications, work history and experience, skill sets and the fit of the candidate within the overall make-up of the Board are also essential to determining whether the candidate is an appropriate nominee. Although it does not have a policy regarding diversity, the Compensation and Governance Committee does consider diversity of gender, race, national origin, education, and professional experience, which would enable a nominee to bring a varied set of skills and backgrounds to bear on the complicated issues which come before the Board.
The Compensation and Governance Committee also will consider candidates recommended by Share Owners. A Share Owner who wishes to recommend a director candidate for consideration by the Compensation and Governance Committee should send such recommendation to the Secretary of the Company at 1600 Royal Street, Jasper, Indiana 47549, who will forward it to the Compensation and Governance Committee. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the Share Owner and the candidate for more information. A Share Owner who wishes to nominate an individual as a director candidate at the Annual Meeting of Share Owners, rather than recommend the individual to the Compensation and Governance Committee as a nominee, must comply with the advance notice requirements mandated by our By-laws and further explained in this Proxy Statement under “Future Share Owner Proposals.”
Risk Management
The Board has an active role as a whole, and also at the committee level, in overseeing management of our risks and assisting management to balance these risks with our strategic plans. The Board approaches our risk management process in an intelligent manner based upon the fundamental recognition that risk management in any business enterprise requires an appropriate balance of two distinct aspects of risk:

•	Value Preservation — recognizing and mitigating the risk of potential for loss or harm to any element of our business.

•	Value Creation — embracing the risks inherent in any business endeavor in order to reap the rewards of growth and profitability.
The Board has identified distinct risk categories, recognizing there is overlap of risks within each, and has assigned oversight responsibilities as follows:

Risk	Oversight Responsibility
Financial and Operating	Board
Strategic Planning	Board
Reporting and Compliance	Audit Committee
Cybersecurity	Audit Committee
Governance and Independence	Compensation and Governance Committee
Compensation	Compensation and Governance Committee
While the Audit Committee and the Compensation and Governance Committee are each responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Regular discussion and analysis occur at both Committee and Board meetings regarding risks and the associated impact or potential impact on our business operations, strategic plans and growth strategies.

CORPORATE GOVERNANCE
Our Corporate Governance Principles, the charters of each of the Committees, and our Business Ethics Policy, all of which were reviewed and updated as necessary by the Board in fiscal year 2017, are available on our website at www.ir.kimballinternational.com, under the Corporate Governance tab.
Governance Highlights:
The following are some practices or policies we have or engage in as good governance practices:

•Robust stock ownership requirements for directors and executives	•Improving board diversity - more than 1/3 of our directors are female
•Director independence - seven of eight directors are independent	•Director resignation policy-requires director to submit resignation if majority support not received in election
•Compensation tied to performance and Share Owner value	•Limits on director “over-boarding”
•Regular Board, Committee and individual director evaluations	•Board and Committee hiring of outside advisors independent of management
•Robust “new director” orientation program	•Regular executive sessions held by independent directors
•“Double trigger” change in control provisions in executive agreements for awards granted after June 30, 2015	•Four Audit Committee members meet the “audit committee financial expert” requirements
•Regular Board refreshment, including recent resignation of 22-year director, and addition of two new directors	•Active Lead Independent Director role
•Board participation in CEO and senior executive succession planning	•Periodic review and adjustment of By-laws, Corporate Governance Principles, Committee charters, and Business Ethics Policy
•Claw-back provisions contained in performance-based incentive compensation programs	•Stock repurchase plan to avoid dilution due to equity compensation
•Board involvement in development of long-term strategy and growth	•Long Company history of environmental, sustainability and citizenship initiatives as part of our strategy
•Equal voting rights of all classes of stock	•10b5-1 stock trading program for executives
In addition, we do NOT have or engage in the following activities:

•Repricing options	•Maintaining a poison pill
•Providing executive perquisites such as the use of corporate aircraft, country club memberships, company cars or estate planning services	•Permitting officers or directors to hedge or pledge their Company stock
•Providing tax gross-ups, pensions, post-employment healthcare or retirement benefits for our NEOs	•Having an exclusive venue or forum provision in our By-laws
INVESTOR ENGAGEMENT
During fiscal year 2017, Company representatives, including our Chief Executive Officer, our President and our Chief Financial Officer, along with our Director of Investor Relations, reached out to investors representing approximately 73% of the outstanding shares held by institutional investors. We proactively contacted many of these investors to request a meeting or conference call to discuss recent public communications we made to ensure that our investors were aware of various activities and to obtain feedback regarding their interests and concerns. We are pleased to have investors that are engaged and interested in our performance and progress.
We have had discussions with investors on a number of topics, including their appreciation for the increase in our stock price and our improved financial performance; the outlook for the industry and markets in which we participate; our continued focus on new product introductions; our strategic growth plans, including by strategic acquisitions; economic concerns related to trade policies and inflation; our continuous improvement activities; and plans for the use of our cash, among others. We also discussed all of these topics in Company filings and on our quarterly earnings calls. Our Board receives an update on these discussions and evaluates our strategic plans and activities based on the feedback from these discussions to make sure our Share Owners’ interests are taken into consideration.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
We have a written policy regarding the review, approval and/or ratification of “related person” transactions (“Related Person Transaction Policy”). A related person transaction is one in which Kimball International is a participant, the amount involved exceeds $120,000, and any “related person” — including a director, an executive officer, a greater-than-5% Share Owner, or a member of their immediate family — has had, or will have, a direct or indirect material interest in the transaction. The Related Person Transaction Policy provides guidelines for the Compensation and Governance Committee’s basis of determination whether to approve, ratify, modify or reject a specific transaction which may lead to a conflict of interest between the Company and any executive officer, director or greater-than-5% Share Owners. Only related person transactions that are fair and reasonable to the Company and in the best interests of our Share Owners are approved or ratified.
The Compensation and Governance Committee, in the course of its review and approval or ratification of a related person transaction considers, among other things:

•	the commercial reasonableness of the transaction;

•	the materiality of the related person’s direct or indirect interest in the transaction;

•	whether the transaction may involve a conflict of interest, either apparent or actual;

•	the impact of the transaction on the related person’s qualification as “independent” as required by Nasdaq; and

•	whether the transaction would violate our Business Ethics Policy, Insider Trading, or other Company policies regarding the conduct of our directors and officers.
Any member of the Compensation and Governance Committee who is a “related person” with respect to the transaction under review may not participate in the evaluation or decision-making regarding the acceptability of the transaction. If a quorum of the Committee is not available to review the transaction, the Board will conduct the review.
On an annual basis, each director and executive officer is obligated to complete a questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer or any member of his or her immediate family has an interest. In addition, any transactions with related persons or other circumstances that present potential conflicts of interest are to be reported to our Chief Ethics and Compliance Officer either directly or through an anonymous reporting service. When reported, the transactions or other conflicts are reviewed by the Compensation and Governance Committee, and a determination is made by the Committee to approve, ratify, modify or reject the transaction, depending on what is in the best interests of our Share Owners.
During fiscal year 2017, there were no transactions in which the Company was or is a participant, the amount exceeded $120,000 and a related person had or will have a direct or indirect material interest, and no such transactions are currently proposed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that our directors, executive officers and greater-than-ten-percent Share Owners file with the SEC and the Company an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of our Common Stock. Based solely on our review of such forms received by the Company and written representation from our directors and executive officers, there was one instance of a late or otherwise noncompliant filing during the fiscal year ended June 30, 2017. A sale of seven shares of our Common Stock was effected on behalf of Kourtney Smith by her new broker without her knowledge to pay the fee for transferring her shares of our Common Stock to an account with such broker. A Form 5 was filed promptly upon discovery of the sale.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Our Board and its Compensation and Governance Committee (the “Committee”) regularly assess our compensation plans, looking for opportunities to make overall improvements and adjust to our changing needs.
We made a number of incremental changes to our fiscal year 2017 compensation program, including the following:

•
To increase our management team’s focus on our 8% operating income percentage goal, we modified our Annual Cash Incentive Plan to be based on adjusted pre-tax income instead of economic profit. Pre-tax income approximates operating income. This cash incentive ties our employees’ compensation to their opportunities to impact Company profitability, limits incentive payouts to 100% of an employee’s base salary, and is generally designed to promote year-over-year improvement.

•	To better align with our peer group benchmark, we updated our Chief Executive Officer’s and Chief Operating Officer’s cash incentive payout targets.

•	To ensure effective use of our capital, our Annual Performance Share awards were earned based on adjusted return on capital instead of adjusted operating income percentage.
The Committee, which is responsible for overseeing the compensation program for all executive officers, plays a key role in designing and administering our executive compensation program. All principal elements of compensation paid to our executive officers are subject to approval by the Committee. Our stock-based compensation is comprised of a diversified set of plans, each designed, using sound metrics, to align our executive officers’ interests with those of our Share Owners.
This Compensation Discussion and Analysis provides detailed information regarding our executive compensation program and decisions and is intended to supplement the information provided in the “Executive Officer and Director Compensation” section below for Mr. Robert F. Schneider, Chairman of the Board, Chief Executive Officer; Ms. Michelle R. Schroeder, Vice President, Chief Financial Officer; Mr. Donald W. Van Winkle, President, Chief Operating Officer; Mr. Lonnie P. Nicholson, Vice President, Chief Administrative Officer; and Mr. Kevin D. McCoy, Vice President, President, National Office Furniture, based on their compensation for the fiscal year ended June 30, 2017. These officers are referred to herein as our “named executive officers”, or “NEOs.” While the Compensation Discussion and Analysis focuses on the NEOs, these compensation policies and practices apply to all of our executive officers.
Advisory Vote on Executive Compensation
At our Annual Meeting in 2011, our Class A Share Owners participated in a non-binding, advisory vote on our executive compensation, referred to as “Say on Pay,” and a non-binding, advisory vote on the frequency with which future Say on Pay votes would occur, referred to as “Say on Pay Frequency”. The Share Owners’ votes resulted in approval by a significant majority of both the Say on Pay and the recommendation of every three years for the Say on Pay Frequency vote, and the Board, taking into account the voting results, determined that future Say on Pay votes would be held every three years. In 2014, at our Annual Meeting, a substantial majority of Class A Share Owners again approved, in a non-binding, advisory vote, the executive compensation program for our NEOs as described in the 2014 proxy statement. Given the level of support received from our Class A Share Owners at the 2014 Annual Meeting, the Committee determined that it was not necessary to make significant changes to our executive compensation program, policies or practices at that time. At this year’s Annual Meeting, both Class A and Class B Share Owners will be asked to vote on our Say On Pay and Say On Pay Frequency, which votes will be non-binding and advisory, as discussed on pages 52 and 53 regarding Proposal Nos. 2 and 3.

Compensation Philosophy
We provide a compensation and benefits package that includes base cash compensation, incentive compensation (both stock and cash), flexible healthcare benefits (based on employee choice), retirement, paid time off and professional development opportunities.
As stated in our Guiding Principles, “We want employees to share in their Company’s success, financially and through personal growth and fulfillment.” This sharing of success is embedded in a compensation philosophy focused on performance-based incentives. Incentive pay programs include an annual cash incentive program, manufacturing incentive plans, sales commission plans, stock incentive plans, and a defined contribution, participant-directed retirement plan.
Base salary, incentive compensation (in cash and stock), and our contribution under the retirement plan collectively comprise an employee’s annual total compensation. The Committee has established parameters for each of the compensation elements to ensure the appropriate mix of short-term cash, short-term stock, and long-term stock incentives as a percentage of base salary. The total target compensation for each executive officer is set based on the market value of the role (as described in more detail under “Executive Compensation Process” below) and the performance of the individual in that role. Target compensation for executive officers is set based on a market analysis conducted biannually by Conduent, Inc. (“Conduent”), a third-party consulting firm with expertise in executive compensation programs, hired by the Committee. Conduent reports directly to the Committee and does not provide any services beyond executive compensation consulting to the Company. The Committee assessed the independence of Conduent pursuant to SEC rules and Nasdaq listing standards and concluded that no conflicts of interest exist. Ultimately, performance is measured by our results in satisfying customer needs and creating long-term Share Owner value. Depending on results, a NEO may earn more or less than target compensation.
In order for executive officers to realize their target compensation, which enables their total compensation to be competitive with the market value for their respective role, we need to perform accordingly. Total compensation is directly linked to both contribution and results. Base salary is focused on rewarding the executive’s value-added contribution while incentive pay is focused on achieving both short-term and long-term results. We refrain from establishing inflexible pay grades and point systems traditionally associated with compensation of management as they can drive an inward perspective. Our focus is on customer/market needs and Share Owner value by:

•
Rewarding Performance. All parts of compensation are designed to reward executive performance. Base salary is designed to reward annual achievements, demonstrated leadership abilities, and management experience and effectiveness. Incentive pay focuses on motivating the executive to achieve superior financial results.

•
Aligning with Share Owners’ Interest. One of our key compensation objectives is to align the interests of the executives with our Share Owners by strongly linking compensation to Company financial performance. Improved Company performance leads to improved stock prices and increased Share Owner value.

•
Retaining Key Talent. We desire to retain our executives and other key employees by using elements of compensation that provide substantial opportunity for financial rewards in comparison to other professional opportunities.

Executive Compensation Process
The objectives of the executive compensation process are to:

•	Set the target compensation for all executive officers based on market value of each executive officer’s position

•	Determine the appropriate mix of compensation between cash and stock

•	Determine the appropriate mix of compensation among base salary, annual incentives and long-term incentives

•	Determine stock ownership requirements based on market data

In determining the appropriate mix of compensation components, the Committee has established guidelines for long-term stock, short-term incentive stock, and cash incentive compensation. The Committee seeks to target each NEO’s total compensation to the level the Committee considers market competitive and reflective of individual performance, and therefore does not have a specific policy for allocating the amount of compensation among the long-term stock compensation programs. In fiscal year 2017, the grant date fair value of the target stock compensation, as a percent of base salary, for our CEO and the average for our other four NEOs was as follows:
The following chart illustrates the targeted allocation of fiscal year 2017 compensation, as determined by the Committee, for our CEO compared to the average allocation for our four other NEOs. Our CEO’s compensation has a larger proportion allocated to performance-based equity awards compared to our other NEOs.

(1)
The Annual Cash Incentive Plan component assumes a payout for our CEO of 60% of base salary and a payout for our other NEOs ranging between 40% to 50% of base salary. The Company contribution to our Retirement Plan is assumed to be 4% of eligible compensation.

(2)
Represents the grant date fair value of Annual Performance Shares, Long-Term Performance Shares and Relative Total Shareholder Return awards granted in fiscal year 2017 based on the achievement of 100% of the targeted level of performance.

(3)	Represents the grant date fair value of Restricted Stock Units granted in fiscal year 2017.

As part of this process, the Committee sets the target compensation of the CEO and approves the target compensation of the other executive officers in consultation with the CEO who manages those executives throughout the year. The Committee gives significant consideration to the recommendation of the CEO, but the final compensation decisions for all executive officers are within the Committee’s discretion. The only other role that executive officers have in this process is discussion with their manager, or in the case of the CEO, with the Committee, regarding their own individual fulfillment of expectations and overall job performance.
Factors considered by the Committee in setting executive compensation include, but are not limited to:

•	Market value for the role - based on external benchmarking as described below

•	Responsibilities - the scope and breadth of the duties and expectations of the roles

•	Leadership - demonstrated ability to lead an organization

•	Performance - with an emphasis on consistent, sustained productivity

•	Potential - demonstrated capacity to grow into even broader leadership responsibilities

•	Execution of strategy - demonstrated ability to successfully lead the fulfillment of strategic plans

•	Personal development - demonstrated willingness to continuously learn and grow professional and leadership skills

•	Promotion of Company culture and values - demonstrated commitment to modeling our Guiding Principles and ethical behavior

•	Company results - demonstrated leadership and teamwork to enable achievement of Company goals and performance targets
For fiscal year 2017, the Committee used market data from the following sources for executive compensation planning, analysis and decision-making:

•
The Committee received from its independent compensation consultant, Conduent, updated compensation survey data from the Towers Watson Time Management Report and the Mercer Benchmark Database: Executive Compensation Survey. In determining market value for each executive officer position from this survey data, the market is defined as a broad range of companies across various industries in the $250 million to $1 billion revenue category. This peer group consisted of: American Woodmark Corporation, Apogee Enterprises, Inc., Bassett Furniture Industries, Inc., Builders FirstSource, Inc., The Dixie Group, Inc., Ethan Allen Interiors Inc., Flexsteel Industries, Inc., Herman Miller, Inc., HNI Corporation, Interface, Inc., Knoll, Inc., La-Z-Boy Incorporated, Norcraft Companies, Inc., Patrick Industries, Inc., Quanex Building Products Corporation, Simpson Manufacturing Co., Inc., Steelcase Inc. and Trex Company, Inc.

•
Compensation data from a peer group of furniture industry competitors’ proxy statements was reviewed and analyzed internally as yet another data point. This peer group consisted of: Herman Miller, Inc., HNI Corporation, Knoll, Inc. and Steelcase Inc. (collectively, the “Furniture Peer Group”).

For fiscal year 2018 executive compensation planning, the Committee again utilized the fiscal year 2017 market data, as Conduent advised the Committee that the compensation survey data had not significantly changed.

Components of Compensation
As summarized above, our executive compensation program is comprised of the following primary components: (i) annual cash compensation, which includes base salary, performance-based cash incentive compensation and our contribution to the retirement plan, and (ii) stock incentive compensation, including performance-based and service-based equity awards, each of which is described below.

Compensation Component	Purpose	Link to Compensation Philosophy
Annual base salary
To provide an appropriate level of fixed compensation that will promote executive recruitment and retention based on business responsibilities, personal performance during the prior year, and leadership qualities.
Rewards performance. Retains executive talent.
Performance-based cash incentive compensation (Annual Cash Incentive Plan)	Variable component used to incent, motivate and link compensation with our financial success.	Rewards performance. Aligns interests with Share Owners’ interests. Retains executive talent.
Employer contribution to retirement plans	Variable component used to incent, motivate and link compensation with our financial success.	Rewards performance. Retains executive talent.
Performance-based stock incentive compensation (Annual Performance Shares (“APS”), Long-Term Performance Shares (“LTPS”), Relative Total Shareholder Return (“RTSR”))	Variable component used to incent, motivate and link compensation with the interests of our Share Owners.	Rewards performance. Aligns with Share Owners’ interests. Retains executive talent.
Service-based stock incentive compensation (Restricted Stock Units (“RSUs”))	To promote retention and alignment with Share Owners’ interests.	Retains executive talent. Aligns with Share Owners’ interests. Rewards tenure.
Additional discretionary cash and/or stock compensation	To recognize individual achievement in special situations.	Rewards performance. Retains executive talent.
Compensation Decisions
The annual compensation of our NEOs is based upon the process described in the “Executive Compensation Process” section of this Compensation Discussion and Analysis and consists of components as delineated in the compensation component table above.
For fiscal year 2017, the Committee ensured that the executive compensation program was appropriately aligned with Share Owners’ interests and focused on improving key financial metrics that support our strategic business plans. The Committee took the following actions with respect to fiscal year 2017 and fiscal year 2018 NEO compensation.

Date	Action Taken
April 2016	• Reviewed and approved CEO’s discretionary awards authority for fiscal year 2017.
• Approved the 2016 Annual Cash Incentive Plan effective beginning with fiscal year 2017.
July 2016	• Approved fiscal year 2017 APS award agreement and adjusted return on capital percentage performance targets.
• Awarded APS, RSU, and RTSR share opportunities for fiscal year 2017.
• Approved adjusted pre-tax income targets and non-operating adjustments for the Annual Cash Incentive Plan and LTPS for fiscal year 2017.
• Reviewed and approved compensation of NEOs.

• Approved the formula to be used to determine the fiscal year 2017 retirement plan Company contribution, based on net income before after-tax retirement, adjusted for non-operating income and expense items.

April 2017	• Reviewed and approved CEO’s discretionary awards authority for fiscal year 2018.
July 2017	• Certified the RTSR performance for the RTSR award that vested June 30, 2017, resulting in the issuance of shares.
• Approved fiscal year 2018 APS award agreement and return on equity performance targets and non-operating adjustments.
• Approved fiscal year 2018 RSU and RTSR award agreements.
• Approved adjusted pre-tax income target levels and non-operating adjustments for the Annual Cash Incentive Plan and LTPS for fiscal year 2018.

• Approved the formula to be used to determine the fiscal year 2018 retirement plan Company contribution, based on net income before after-tax retirement, adjusted for non-operating income and expense items.

• Reviewed and approved compensation of NEOs.
• Awarded APS, RSU, and RTSR share opportunities for fiscal year 2018.
August 2017
• Certified fiscal year 2017 adjusted return on capital, resulting in issuance of APS shares and certified fiscal year 2017 adjusted pre-tax income results, resulting in issuance of LTPS shares and Annual Cash Incentive Plan payments.

• Approved the annual retirement plan Company contribution for fiscal year 2017.
• Board approval of the proposed 2017 Stock Incentive Plan, pending Share Owner approval at the Annual Meeting.
Annual Cash Compensation
1. Base Salary. Base salaries for the executive officers are based upon the following factors: market value of their respective position, scope of responsibilities, performance, the period over which they have performed those responsibilities, and other subjective factors as noted in the “Executive Compensation Process” section of this Compensation Discussion and Analysis. Annually, base salaries of executive officers, other than the CEO, are recommended by the CEO and then reviewed and approved by the Committee as part of the target compensation management process. The Committee sets the CEO’s base salary under the leadership of the Committee chairperson. For fiscal year 2017, there were no changes to base salaries for the NEOs except Mr. Schneider. Mr. Schneider received an increase in base salary to $600,000 to more closely align his base salary with the actual compensation paid to principal executive officers at companies in our Furniture Peer Group, after taking into account relative company size differences and also the salary survey data provided by Conduent. The annual base salaries of the other four NEOs during fiscal year 2017 were: Ms. Schroeder - $320,008; Mr. Van Winkle - $401,804; Mr. Nicholson - $300,000; and Mr. McCoy - $280,020.
Fiscal year 2018 actions. Subsequent to the end of fiscal year 2017, the Committee reviewed the prior year market data, evaluated Conduent’s advice that such data had not changed significantly and determined the data was still relevant. Based on input from Conduent that compensation increases in the 2% to 3% range would be considered reasonable and appropriate, the Committee approved a base salary increase of 2.0% for Mr. Schneider to $612,000; 2.2% for Ms. Schroeder to $327,000; 2.4% for Mr. Van Winkle to $411,500; and 2.1% for Mr. McCoy to $286,000. Mr. Nicholson’s base salary remained at $300,000.
2. Cash Incentive Compensation.  Executive officers and employees in professional roles, excluding those covered by commissions incentive plans, are eligible to participate in the Annual Cash Incentive Plan. This plan provides participants with an opportunity to receive additional cash compensation if designated profitability levels (tiers) for the fiscal year are achieved. The Annual Cash Incentive Plan measures profitability at two levels within the Company: (1) overall Company performance (“Company-wide”); and (2) individual business unit level performance within the Company (“Business Unit”).
The goal of the Annual Cash Incentive Plan is to link each employee’s compensation with the financial success of the Company resulting in a clear incentive to achieve the targeted profitability levels and associated performance tiers. The potential cash incentive payout is a range of percentages of the participant’s salary, with the payout percentage increasing with higher levels of profitability. For each participant category, specific payout ranges are established. Higher payout ranges are set for executive officers who, by virtue of their leadership responsibilities and expectations, have a greater effect on Company-wide and Business Unit profitability. The following matrix summarizes the cash incentive payout percentages at each performance tier for each participant category:

Performance	Participant Categories
Tiers	1	2	3	4	5	6	7	8
Maximum	100%	80%	60%	50%	40%	30%	20%	10%
Target	40%	20%	15%	12%	10%	7%	5%	3%
Minimum	0%	0%	0%	0%	0%	0%	0%	0%
For each fiscal year, the Committee determines the appropriate performance metric and performance tiers.
Separate performance tiers are set for the Company-wide and Business Unit plans. The Committee must approve the performance tiers within 90 days after the beginning of each fiscal year. The Committee may, within such 90-day time period, make adjustments for non-operating income/loss and other profit-computation elements as it deems appropriate to provide optimal incentives for participants of this plan. While the Committee may make adjustments beyond the 90-day period, any such adjustments will not be applicable to our NEOs.
The Committee has set the target cash incentive for our NEOs at a payout level that reflects the desired cash compensation at risk for their roles. Our NEOs are in participant category 1 and thus may earn cash incentives anywhere from 0% to 100% of base salary. To more closely align with the peer group compensation and salary survey data, Mr. Schneider’s target cash incentive compensation was set at Category 1 plus 20 percentage points and Mr. Van Winkle’s target cash incentive compensation was set at Category 1 plus 10 percentage points, but, in each case, the maximum cash incentive that Messrs. Schneider and Van Winkle could earn was 100% of their respective base salaries.
At the end of each fiscal year, but before cash incentives under this plan may be paid, the Committee certifies the actual performance that was achieved and approves the payment of the cash incentive. The Committee does not have the discretion to increase, but can decrease, the amount of any cash incentive for NEOs under the Annual Cash Incentive Plan. A participant’s total cash incentive under the Annual Cash Incentive Plan may not exceed $1,000,000 for any fiscal year.
Cash incentives earned under the current Annual Cash Incentive Plan for a particular fiscal year are accrued annually and paid in two installments over the succeeding fiscal year with 50% payable in August and 50% payable in December. Except for provisions relating to retirement, death, permanent disability, and certain other circumstances described in a participant’s employment agreement, participants must be actively employed on each payment date to be eligible to receive any unpaid installments. If a participant’s termination of employment is caused by retirement, death, disability or certain other circumstances described in a participant’s employment agreement, the participant (or beneficiary, in the event of the participant’s death) will be entitled to receive all cash incentive payments for the previous fiscal year and a pro rata share for the current fiscal year, all to be paid in full within 2½ months after the end of our fiscal year.
For fiscal year 2017, adjusted pre-tax income was selected as the performance metric and performance tiers were set to drive year over year improvement. The adjusted pre-tax income tiers for fiscal year 2017 were set by the Committee after considering key factors, including but not limited to the performance data of the companies in the Furniture Peer Group and desired levels of improvement in our adjusted pre-tax income. The equivalent adjusted operating income of 12% for the maximum tier level is at the high end of our Furniture Peer Group. Achievement of a 100% payout for executive officers was challenging because the Annual Cash Incentive Plan was designed to pay maximum cash incentives only if we achieved 94% improvement in our fiscal year 2017 adjusted pre-tax income compared to our fiscal year 2016 adjusted pre-tax income.
Our adjusted pre-tax income tiers for the Company-wide plan for fiscal year 2017, as approved by the Committee, are shown below. Also shown for reference is the equivalent adjusted operating income percentage and adjusted net income return on capital for each tier level.

Company-wide Tiers	Adjusted Pre-tax Income (in thousands)	Equivalent Adjusted Operating Income %	Equivalent Adjusted Net Income Return on Capital
Maximum	$81,600	12.0%	45%
Target	$29,590	4.4%	16%
Minimum	$—	—%	—%
The minimum tier level is equivalent to break-even adjusted pre-tax income. The equivalent adjusted operating income percent at each performance tier level was determined by dividing (a) the equivalent adjusted operating income by (b) fiscal year 2017 forecasted sales. The equivalent adjusted net income return on capital at each performance tier level was determined by dividing (a) the equivalent adjusted net income by (b) forecasted total assets excluding cash, cash equivalents, and investments, less current liabilities. A reconciliation of GAAP pre-tax income to adjusted pre-tax income used to determine the payout under the Annual Cash Incentive Plan for fiscal year 2017 is shown in Appendix C - Reconciliation of GAAP to Non-GAAP Measures for Incentive Plans. The equivalent adjusted operating income amounts used in the equivalent adjusted operating income percent calculations and the adjusted net income amounts used in the equivalent adjusted net income return on capital calculations shown in the table above for each performance tier level are on the same adjusted basis as explained in the Appendix C reconciliation.
During fiscal year 2017, Mr. Schneider, Mr. Van Winkle, Ms. Schroeder and Mr. Nicholson participated 100% at the Company-wide level while Mr. McCoy participated 25% at the Company-wide level and 75% in a Business Unit plan. For the past five years, cash incentive payouts averaged 63% for the Company-wide plan and 89% for the National Office Furniture Plan in which Mr. McCoy participated.

Based upon the fiscal year 2017 adjusted pre-tax income results, our NEOs will receive the following payouts under the Annual Cash Incentive Plan.

Named Executive Officer	Annual Cash Incentive Plan Payout (% of FY 2017 Base Salary)
Robert F. Schneider	89%
Michelle R. Schroeder	69%
Donald W. Van Winkle	79%
Lonnie P. Nicholson	69%
Kevin D. McCoy	84%
Mr. McCoy’s payout under the Annual Cash Incentive Plan is based on a combination of Company-wide adjusted pre-tax income results and the adjusted pre-tax income results of National Office Furniture which is the business unit for which he is responsible. We consider the adjusted pre-tax income results of National Office Furniture to be competitive information and do not disclose the performance tiers or adjusted pre-tax income results for such business unit publicly.
Fiscal year 2018 actions. Subsequent to the end of fiscal year 2017, the Committee again set Mr. Schneider's target cash incentive under the Annual Cash Incentive Plan at the Category 1 target level plus 20 percentage points and Mr. Van Winkle's target cash incentive under the Annual Cash Incentive Plan at the Category 1 target level plus 10 percentage points, but, in each case, the maximum cash incentive that Messrs. Schneider and Van Winkle could earn remains at 100% of their respective base salaries.
Stock Compensation
Our 2003 Stock Plan permits a variety of stock incentive benefits consisting of restricted stock, RSUs, unrestricted share grants, performance shares and performance units, among others. The Committee granted performance-based equity awards as well as retention-focused RSUs during fiscal year 2017. The Committee’s view is that performance-based equity awards represent one of the more effective forms of stock incentive compensation available under the 2003 Stock Plan by tying compensation directly to the profitability of the Company. Stock incentives also promote retention as a result of their one-to-three year performance or vesting cycles, depending on the type of stock incentive granted. Our policy is to grant stock compensation awards in July of each fiscal year.
1.  Performance-Based Awards
Performance-based awards include a Relative Total Shareholder Return (RTSR) award generally with a three-year performance cycle, an Annual Performance Share (APS) award, and a Long Term Performance Share (LTPS) award with one-fifth (1/5) of the LTPS award vesting annually over the succeeding five-year period. We began to phase out our LTPS award program in fiscal year 2016. We did not grant any new LTPS awards in fiscal year 2017. The maximum number of shares awarded to each of our NEOs under each plan is determined by the Committee based upon the factors noted in the “Executive Compensation Process” section. The APS award acts as an incentive to drive higher profits on a shorter-term annual basis. The RTSR and LTPS awards act as an incentive to drive higher profits and long-term stock price appreciation. The NEOs have no voting or dividend rights with respect to the performance-based awards until earned.
Relative Total Shareholder Return Awards.
For the RTSR award, the number of performance units granted is determined by the Committee and functions as a target. Each performance unit represents the right to receive one share of our Common Stock. For any specific performance cycle, the performance units earned will be determined based entirely on our Relative Total Shareholder Return (“Relative TSR”), as of the last day of the performance cycle.

For purposes of this award, Total Shareholder Return (“TSR”) is expressed as a compound annual growth rate as calculated in the following example, with the ##-month period representing the number of months of the award:

TSR =	(	Ending stock price + dividends paid	)	12 ##	– 1
Beginning stock price
Our TSR is compared relative to a peer group of companies approved by the Committee. To determine payout under the award, each peer group company’s TSR will be determined at the end of the performance cycle. Our TSR will be compared to the 80th percentile (would result in payout at 200% of the target RTSR shares), 50th percentile (would result in payout at 100% of the target RTSR shares), and 30th percentile (would result in payout at 50% of the target RTSR shares) TSRs of the peer group. Any Relative TSR between the 80th and 30th percentiles will be interpolated. If our TSR is less than the 30th percentile, the resulting payout would be 0%. If our TSR is less than zero, the payout will not exceed 100% of the target payout.
For the RTSR award that vested on June 30, 2017, our TSR of 32.2% for the performance cycle of March 1, 2015 to June 30, 2017, was at the 77th percentile of the peer group’s TSR during the same period, resulting in a 190% RTSR payout.

Total Shareholder Return	Peer Group Performance	Payout
80th percentile	34.4%	200%
50th percentile	11.4%	100%
30th percentile	4.2%	50%
Less than 30th percentile	—%	—%
The target number of shares awarded for the performance cycle of March 1, 2015 to June 30, 2017, and the actual number of earned shares which vested June 30, 2017 and were subsequently issued in Common Stock to each of our NEOs, are as follows:

Named Executive Officer	3/1/2015 RTSR Award (Targeted # of Shares)	RTSR Award (Number of Shares Issued) (1)
Robert F. Schneider	20,325	38,617
Michelle R. Schroeder	3,717	7,062
Donald W. Van Winkle	6,156	11,696
Lonnie P. Nicholson	—	—
Kevin D. McCoy	—	—
(1) Shares have not been reduced by the number of shares withheld to satisfy tax withholding obligations.

During fiscal year 2017, the Committee extended RTSR awards to Mr. Schneider, Mr. Van Winkle, Ms. Schroeder and Mr. Nicholson, for a performance cycle beginning on July 1, 2016 and ending on June 30, 2019. The targeted number of RTSR shares awarded during fiscal year 2017 with a vesting date of June 30, 2019, for each of our NEOs under the 2003 Stock Plan was as follows:

Named Executive Officer	FY2017 RTSR Award (Targeted # of Shares)
Robert F. Schneider	25,144
Michelle R. Schroeder	4,598
Donald W. Van Winkle	7,615
Lonnie P. Nicholson	1,796
Kevin D. McCoy	—

The peer group for the fiscal year 2017 RTSR awards consisted of the following companies:

Company Name	Sub-Industry	Company Name	Sub-Industry
ACCO Brands Corporation	Office Services & Supplies	Knoll, Inc.	Office Services & Supplies
American Woodmark Corporation	Building Products	Masonite International Corporation	Building Products
Apogee Enterprises, Inc.	Building Products	MSA Safety Incorporated	Office Services & Supplies
ARC Document Solutions, Inc.	Office Services & Supplies	NCI Building Systems, Inc.	Building Products
Builders FirstSource, Inc.	Building Products	NL Industries, Inc.	Office Services & Supplies
Comfort Systems USA, Inc.	Construction & Eng.	Norcraft Companies, Inc.	Building Products
Continental Building Products, Inc.	Building Products	Nortek, Inc.	Building Products
Essendant Inc.	Office Services & Supplies	Patrick Industries, Inc.	Building Products
Gibraltar Industries, Inc.	Building Products	Ply Gem Holdings, Inc.	Building Products
Griffon Corporation	Building Products	Simpson Manufacturing Co., Inc.	Building Products
Headwaters Incorporated	Construction Materials	Steelcase Inc.	Office Services & Supplies
Herman Miller, Inc.	Office Services & Supplies	Trex Company, Inc.	Building Products
HNI Corporation	Office Services & Supplies	Tutor Perini Corporation	Construction & Eng.
Insteel Industries, Inc.	Building Products	Universal Forest Products, Inc.	Building Products
Interface, Inc.	Office Services & Supplies

APS Awards. The APS award agreement sets forth the target number of shares of our Common Stock which the participant is eligible to receive if the applicable performance levels for the performance period have been achieved. In fiscal year 2017 the Committee changed the performance metric for the APS awards from consolidated adjusted operating income to adjusted return on capital to keep focus on the effective use of our capital. For fiscal year 2017, capital is defined as total assets, excluding cash, cash equivalents and investments, less total liabilities, excluding debt. The annual return on capital was adjusted to exclude certain non-operating items. A reconciliation of GAAP return on capital to non-GAAP return on capital used to determine the payout under the APS is shown in Appendix C — Reconciliation of GAAP to Non-GAAP Measures for Incentive Plans.

The number of shares of our Common Stock that each NEO actually received under the award was determined by multiplying (x) the APS payout percentage calculated based on the following table by (y) the target number of shares set forth in the award.

Adjusted Return on Capital	FY 2017 APS Payout Percentage
34.1%	200%
24.7%	100%
15.5%	50%
<15.5%	—%
The actual adjusted annual return on capital earned is interpolated between the 34.1% and 24.7% or 24.7% and 15.5% levels. If actual adjusted annual return on capital is less than 15.5%, the payout is 0%. As a result of achieving a 40.0% adjusted return on capital in fiscal year 2017, the NEOs earned 200% of their targeted APS awards. The target number of shares awarded during fiscal year 2017, and the actual earned shares which vested in August 2017 and were subsequently issued in Common Stock to each of our NEOs, are as follows:

Named Executive Officer	FY 2017 APS Grant (Target Shares Awarded)	FY 2017 APS Grant (Shares Issued) (1)
Robert F. Schneider	27,530	55,060
Michelle R. Schroeder	7,297	14,594
Donald W. Van Winkle	19,431	38,862
Lonnie P. Nicholson	6,104	12,208
Kevin D. McCoy	4,141	8,282
(1) Shares have not been reduced by the number of shares withheld to satisfy tax withholding obligations.

LTPS Awards. The LTPS award agreement sets forth the maximum number of shares of our Common Stock which the participant is eligible to receive if the applicable performance levels for the performance period have been achieved. In order to determine the number of shares that each NEO actually received for fiscal year 2017 performance, the NEO’s payout percentage (using the Company-wide level payout percentage for all NEOs calculated under the Annual Cash Incentive Plan for the performance year) was converted to a LTPS payout percentage according to the following table:

Annual Cash Incentive Plan Payout Percentage
LTPS Payout Percentage
40% - 100%	100%
0% - 39%	Annual Cash Incentive Plan Payout Percentage ÷ 40%

The resulting percentage is multiplied by the maximum number of shares eligible to be received in the applicable fiscal year. Shares ultimately earned for LTPS awards for fiscal year 2017 performance, which use the Company-wide level payout percentage for all our NEOs, was 100% of the shares awarded.

The number of shares related to prior year grants which vested on August 2, 2017, and were issued in Common Stock to each of our NEOs was as follows:

Named Executive Officer	Shares Issued Based on FY 2017 Performance Under Prior Fiscal Year LTPS Grants (1)
Robert F. Schneider	20,992
Michelle R. Schroeder	5,792
Donald W. Van Winkle	20,992
Lonnie P. Nicholson	13,664
Kevin D. McCoy	4,224
________________________
(1) Shares have not been reduced by the number of shares withheld to satisfy tax withholding obligations.

Fiscal year 2018 performance-based awards. Subsequent to the end of fiscal year 2017, the Committee granted the following targeted number of performance-based awards to each of our NEOs under the 2003 Stock Plan as part of their fiscal year 2018 targeted compensation plan:

Named Executive Officer	FY 2018 APS Award (Targeted # of Shares)	FY 2018 RTSR Award (Targeted # of Shares)
Robert F. Schneider	9,922	16,502
Michelle R. Schroeder	2,861	3,083
Donald W. Van Winkle	8,051	5,120
Lonnie P. Nicholson	899	1,462
Kevin D. McCoy	2,217	—
For fiscal year 2018 the APS award will be earned based on our return on equity. The change to return on equity is intended to align executive focus with our strategic plans to deploy cash in exchange for profitable assets, including growth by acquisition. The APS vests on June 30, 2018.
The fiscal year 2018 RTSR awards have a three-year performance cycle ending on June 30, 2020. The peer group for the fiscal year 2018 RTSR awards was the same as the peer group utilized for the fiscal year 2017 RTSR award, except we:

•	removed Headwaters Incorporated, Norcraft Companies, Inc., and Nortek, Inc., as they were acquired by other companies;

•	removed MSA Safety Incorporated as its market capitalization exceeded the maximum limit for our peer group; and

•	added Armstrong Flooring, Inc. and CSW Industrials, Inc.
2.  Restricted Stock Units
In fiscal year 2017, the Committee awarded RSUs to NEOs and other key employees as another component of total targeted compensation in order to increase share ownership, driving greater alignment with our Share Owners. RSUs are time-based and generally cliff vest after three years, putting a focus on long-term retention. Dividends accrue on the RSUs and are added to the total value of the RSUs at the time of vesting. As part of its compensation planning, the Committee determines the percentage of targeted compensation of each executive that should be represented by RSUs. As shown in the Targeted Compensation Components chart in the “Executive Compensation Process” section above, for fiscal year 2017 this percentage was 11% for our CEO and an average of 6% for our other NEOs.

The number of RSUs awarded in fiscal year 2017 was as follows:

Named Executive Officer	FY 2017 RSU Grant (Shares Awarded)
Robert F. Schneider	27,297
Michelle R. Schroeder	4,874
Donald W. Van Winkle	14,813
Lonnie P. Nicholson	3,480
Kevin D. McCoy	9,332
RSUs granted in fiscal year 2017 vest on June 30, 2019.
The number of RSUs and accumulated dividends which vested on June 30, 2017, and were issued in Common Stock to each of our NEOs was as follows:

Named Executive Officer	RSU Award (Number of Shares Issued) (1)	Accumulated Dividends on RSU Award (Number of Shares Issued) (1)
Robert F. Schneider	22,753	832
Michelle R. Schroeder	2,844	104
Donald W. Van Winkle	11,193	410
Lonnie P. Nicholson	812	23
Kevin D. McCoy	9,607	352
(1) Shares have not been reduced by the number of shares withheld to satisfy tax withholding obligations.

Fiscal year 2018 RSU awards. Subsequent to the end of fiscal year 2017, the Committee granted the following number of RSUs to each of our NEOs under the 2003 Stock Plan as part of their fiscal year 2018 target compensation plan:

Named Executive Officer	FY 2018 RSU Award (Vesting on June 30, 2020)
Robert F. Schneider	11,624
Michelle R. Schroeder	1,528
Donald W. Van Winkle	3,571
Lonnie P. Nicholson	—
Kevin D. McCoy	5,165

3. Discretionary Cash and Stock Compensation
Because special situations occur in which individual achievement may not be adequately recognized under incentive plans, the Committee, at the beginning of each fiscal year, grants authority to the CEO to distribute additional discretionary cash and/or stock compensation up to an aggregate maximum amount to eligible participants for each particular fiscal year.
For fiscal year 2017, the aggregate amount of cash compensation approved by the Committee was $500,000, and the maximum number of shares approved by the Committee was 125,000 shares of Common Stock. The stock compensation may be in the form of share award opportunities and/or outright grants of shares of Common Stock, all to be awarded under the 2003 Stock Plan. Discretionary compensation is awarded based upon individual effort and is paid in amounts and at such times as the CEO determines, in his sole discretion. No employee has a guaranteed right to discretionary compensation. Eligible participants include any employee of the Company, excluding the Chairman and CEO for cash or stock compensation, and excluding our executive officers pursuant to Section 16 of the Exchange Act for stock compensation, except where approved by the Committee. For fiscal year 2017, no discretionary cash or stock compensation was awarded to any of the NEOs.
For fiscal year 2018, any discretionary cash or stock awards to NEOs must be approved by the Committee.
Stock Ownership Guidelines
Our current stock ownership guidelines set the expectations of independent directors and executive officers to maintain beneficial ownership of our Common Stock having a value expressed as a multiple of their director fees or their base salary, as the case may be, for as long as they remain a director or executive officer. “Beneficial Ownership” includes, in addition to shares held directly by directors or executives, those shares held by a spouse, minor children or grandchildren, trusts and retirement plans. Unearned shares awarded under the 2003 Stock Plan cannot be counted towards ownership until earned.
The guidelines promote overall corporate responsibility, encourage decisions focused on a long-term view, and align our directors’ and executive officers’ perspectives with the interests of our Share Owners. Any shares subject to the ownership requirements are prohibited from pledging or hedging activities.
Executive officers and directors are expected to meet stock ownership requirements within five years, beginning from the later of November 1, 2014 or the date of their appointment or election. Each director will receive a minimum of 50% of the cash component of their Board fees in Common Stock until such time as the director has met the ownership requirements, at which time the director will be permitted to adjust the amount of his or her future cash component paid in our Common Stock. Annually, the Committee will review progress toward the achievement of the stock ownership targets and use its judgment on consequential actions if targets are not met in a timely manner. Directors and executive officers are not permitted to dispose of shares of our Common Stock prior to meeting the stock ownership guidelines.
The ownership multiples are as follows:

Position	Value as a Multiple of Base Salary or Director Fees
Independent Directors	X 3
Chairman and CEO	X 5
Chief Operating Officer	X 3
Vice Presidents	X 2

As of August 16, 2017, all directors and NEOs who have held their positions for more than five years were in compliance with the stock ownership requirements.

Other Compensation and Employee Benefits
Retirement Plan
Our NEOs participate in a defined contribution, participant-directed retirement plan in which all domestic employees are eligible to participate (the “Retirement Plan”). The Retirement Plan is intended to attract candidates for employment and promote employee retention by providing a long-term savings opportunity. The Retirement Plan provides for voluntary employee contributions as well as a discretionary annual Company contribution as determined by the Committee. The Committee considers Company profitability among other factors when determining the contribution. The total Company contribution is allocated based upon the total eligible compensation of eligible participants. Eligible compensation excludes all stock-based compensation. Each eligible participant’s Company contribution percentage is identical, including our NEOs. Our contribution percentage for fiscal year 2017 was 4.4% of eligible compensation, up to the annual compensation limit under Section 401(a) of the Internal Revenue Code. Participant contributions are fully vested immediately and Company contributions are fully vested after five years of participation according to the following schedule. All NEOs are fully vested.

Years of Vesting Service	Vested Percentage
Less than 1	0%
1	10%
2	20%
3	40%
4	60%
5	100%

The Retirement Plan is fully funded and participants may choose to invest their balances among any combination of investment options offered.
For those eligible employees who, under the 1986 Tax Reform Act, are deemed to be highly compensated employees (HCE), their individual Company contribution under the Retirement Plan is reduced. See the following “Nonqualified Deferred Compensation” section.
Nonqualified Deferred Compensation
For our NEOs, as well as other executive officers and other key employees who are deemed to be highly compensated under the 1986 Tax Reform Act, there is a fully-funded, nonqualified, Supplemental Employee Retirement Plan (“SERP”) under which we contribute to the account of each participant an amount equal to the reduction in their Company contribution under the Retirement Plan arising from the provisions of the 1986 Tax Reform Act. In addition, participants may voluntarily defer up to 50% of their eligible compensation under the SERP. A participant’s deferrals are fully vested. Company contributions are subject to the same vesting schedule as the Retirement Plan, and are made within 2½ months after the end of the fiscal year. Our contribution percentage for fiscal year 2017 was 4.4% of eligible compensation in excess of the annual compensation limit under Section 401(a) of the Internal Revenue Code. Investment options are the same as those under the Retirement Plan except for the exclusion of a fixed income fund and the addition of a money market fund. Payments of a participant’s elective deferrals and Company contributions are made as elected by the participant in lump sum or in installment payments over a period of 5 or 10 years commencing upon retirement or termination of employment, whichever occurs first. These amounts may be paid earlier in the event of death of the participant or an unforeseen emergency affecting the participant as determined by the committee appointed to administer the SERP. The SERP is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. The assets of the SERP are held in a grantor trust in what is commonly referred to as a “rabbi trust” arrangement. This means that the assets of the SERP are subject to the claims of our general creditors in the event of our insolvency. For more information about amounts deferred by the NEOs, see the Nonqualified Deferred Compensation in Fiscal Year 2017 Table in this Proxy Statement.
Other Compensation
The executive officers participate in an Executive Preventative Healthcare Program which reimburses for executives and covered spouses’ travel to healthcare facilities for annual preventative exams. Executives otherwise have the same preventative health care coverage as provided to all Company employees, through our consumer-driven health care plan options.
No loans of Company funds have ever been made to any executive officer for any purpose.

Employment, Change in Control, and Severance Agreements
We have written employment agreements which include compensatory provisions with Mr. Schneider, Mr. Van Winkle, Ms. Schroeder, and Mr. Nicholson, and also have change in control agreements with each of the NEOs.  These agreements are intended to align with competitive practices within the industries in which we operate and are designed to enhance the retention of executives and protect our interests by way of restrictive covenants.  The agreements determine the amount and timing of compensation payable to NEOs in the event of termination of employment under various circumstances.  Mr. McCoy has a written employment agreement which contains restrictive covenants that protect our interests and is a participant in our Enhanced Severance Plan. The agreements are described in the section entitled “Executive Officer and Director Compensation — Employment and Change in Control Agreements with NEOs and Potential Payments Upon Termination or Change in Control” in this Proxy Statement.

Tax and Accounting Considerations
Section 162(m)
The Committee has considered the potential effect of Section 162(m) of the Internal Revenue Code, which limits the deductibility of non-performance-based executive compensation in excess of $1,000,000 paid to our NEOs covered under the law. Performance-based stock award programs and cash incentives paid under the Annual Cash Incentive Plan are typically designed to be deductible as qualified performance-based compensation under Section 162(m) when they are paid to the NEOs. As a key part of our performance-based compensation, it is important that our Share Owners approve the 2017 Stock Plan, as described in “Proposal No. 4 – Approval of the Kimball International, Inc. 2017 Stock Incentive Plan” and Appendix A, to maintain the tax deductibility of our performance-based plans.
Our NEOs received base salaries and time–based RSUs during fiscal year 2017 which were not considered performance-based compensation. The Committee believes that tax deductibility is an important factor when evaluating executive compensation. In evaluating compensation, the Committee has considered, and will continue to consider, the various alternatives to preserving the deductibility of compensation payments to the extent reasonably practicable and consistent with our compensation objectives. However, the Committee may exercise its discretion to provide base salaries, time-based RSUs or other compensation that may not be fully tax deductible to us.
Section 280G
Payments provided in connection with a change in control of a company may be subject to an excise tax under Section 4999 of the Internal Revenue Code. These payments also may not be eligible for a federal income tax deduction pursuant to Section 280G of the Internal Revenue Code. Our change in control agreements eliminate the risk of excise taxes and nondeductible federal income taxes by reducing any payments to an amount equal to one dollar less than the amount that would be considered a parachute payment under Section 280G of the Internal Revenue Code. Our change in control agreements do not provide for Section 4999 excise tax gross-up payments.
Section 409A
Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the inclusion of deferred compensation in an employee’s income, as well as certain additional taxes, penalties and interest. We intend for, but do not currently require, our nonqualified deferred compensation arrangement to meet the effective requirements of Section 409A.
Recovery (Claw Back) of Compensation for Executive Misconduct
Provisions for recovery of already-vested stock compensation due to executive misconduct are included in the proposed 2017 Stock Incentive Plan as well as our APS, RTSR and RSU award agreements,

which must be signed by executive officers and other employees receiving such awards. Any share awards that have not yet vested at the time of an executive officer’s separation for misconduct would not vest and the executive officer would therefore not receive any shares. Additionally, with respect to the APS, RTSR and RSU awards, share awards distributed in the 12 months prior to an executive officer’s separation for misconduct or breach of the executive officer’s employment agreement must be repaid upon our written demand.
In addition, if we determine that an executive officer has engaged in fraudulent or intentional misconduct, resulting in a restatement of our financial results, we would take all reasonable and effective actions to recover any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than the amount that would have been paid or awarded if calculated based on the restated financial results.
COMPENSATION COMMITTEE REPORT
The Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal year 2017 and this Proxy Statement. This report is provided by the following independent directors who comprise the Committee: Timothy J. Jahnke (Chairperson), Thomas J. Tischhauser, and Dr. Susan B. Frampton.

COMPENSATION RELATED RISK ASSESSMENT
The Board believes that risks arising from our employee compensation program philosophies, policies and practices are not reasonably likely to have a material adverse effect on the Company. Further, the Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, but rather focus the executives on long-term strategic goals, shorter-term objectives and alignment with Share Owner interests.
The Committee extensively reviewed the elements of executive compensation to determine whether any portion of such compensation encouraged excessive risk-taking and concluded:

•	the cash incentive performance targets are appropriately set to motivate achievement of realistic Company financial goals;

•	performance-based equity awards, including APS awards and RTSR awards, are appropriately linked to Company performance goals and profitability, both short-term and long-term;

•
cash incentives and performance–based equity awards are earned at multiple levels of performance depending on actual results relative to realistic financial targets, rather than an "all–or–nothing" approach;

•	RSU awards vest over a three-year period to encourage executive officers to maintain a long-term perspective; and

•
stock ownership guidelines discourage excessive risk-taking not only by setting reasonable levels of ownership but also by restricting the ability of officers and directors to hedge or pledge shares in which they have beneficial ownership.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
The Summary Compensation Table appearing below sets forth information regarding the compensation paid and/or awarded to NEOs for or during the fiscal years ended June 30, 2017, 2016, and 2015, excluding those fiscal years where individuals were not classified as NEOs. For a more thorough discussion of our executive compensation practices, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Summary Compensation Table contains values calculated and disclosed according to SEC reporting requirements. As described in more detail in Note 2 to the Summary Compensation Table, the “Stock Awards” column reflects awards with a grant date during each fiscal year. APS and LTPS awards applicable to fiscal year 2015 performance were granted at the end of the previous fiscal year (June 2014). As a result, compensation shown in the “Stock Awards” column for fiscal year 2015 does not include any APS or LTPS awards. Our policy now is to grant stock compensation awards in July of each fiscal year.

Name and Principal Position			Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
	Year	Salary ($)	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
Robert F. Schneider	2017	$598,077	$—	$1,205,940	$532,289	$58,886	$2,395,192
Chairman of the Board, Chief Executive Officer	2016	$550,004	$—	$1,555,590	$346,503	$41,643	$2,493,740
	2015	$522,964	$—	$785,474	$345,156	$57,577	$1,711,171
Michelle R. Schroeder	2017	$320,008	$—	$266,441	$220,806	$24,119	$831,374
Vice President, Chief Financial Officer	2016	$320,008	$—	$321,217	$169,604	$17,933	$828,762
	2015	$298,928	$60,000	$111,686	$197,292	$28,314	$696,220
Donald W. Van Winkle	2017	$401,804	$—	$728,456	$317,425	$38,868	$1,486,553
President, Chief Operating Officer	2016	$401,804	$—	$802,177	$212,956	$29,933	$1,446,870
	2015	$399,086	$50,000	$342,288	$266,130	$32,482	$1,089,986
Lonnie P. Nicholson	2017	$300,000	$—	$286,375	$207,000	$23,072	$816,447
Vice President, Chief Administrative Officer	2016	$297,136	$10,000	$261,736	$157,482	$15,344	$741,698

Kevin D. McCoy	2017	$280,020	$—	$200,437	$235,217	$30,407	$746,081
Vice President; President, National Office Furniture	2016	$280,020	$—	$179,521	$246,418	$22,804	$728,763
	2015	$272,750	$—	$233,124	$250,930	$20,174	$776,978
__________________

(1)
Amounts consist of discretionary cash compensation granted for services rendered in fiscal years 2016 and 2015. No discretionary cash compensation was paid to our NEOs for services rendered in fiscal year 2017. Discretionary cash compensation was awarded to Mr. Nicholson in fiscal year 2016 and to Mr. Van Winkle and Ms. Schroeder in fiscal year 2015 for their leadership role in the successful spin-off of the EMS segment. Mr. Nicholson was paid his discretionary bonus in fiscal year 2016 and Mr. Van Winkle and Ms. Schroeder were paid their discretionary bonuses in fiscal year 2015.

(2)	Stock awards consist of RSU, RTSR, APS and LTPS awards, as follows:

•
The compensation reported in the “Stock Awards” column above represents stock compensation for each of our NEOs at the grant date fair value and based on the target level of performance for applicable performance-based awards, which does not reflect compensation actually received or earned by the NEOs in the respective years.

•
Fiscal year 2017, 2016 and 2015 compensation for NEOs includes RSU awards which will cliff vest after three years, except for the initial grant of RSUs awarded on December 17, 2014 which vested in three annual installments beginning on June 30, 2015, and except for grants to Mr. Nicholson on July 2, 2015 which vest in three annual installments beginning on June 30, 2016. The grant date fair value of RSU awards granted in fiscal year 2017 is based on the $11.43 closing price of our Common Stock as reported by Nasdaq on July 1, 2016. The grant date fair value of RSU awards granted in fiscal year 2016 is based on the $12.32 closing price of our Common Stock as reported by Nasdaq on July 2, 2015. The grant date fair value of RSU awards granted in fiscal year 2015 is based on the $9.10 closing price of our Common Stock as reported by Nasdaq on December 17, 2014. RSU awards do not have performance conditions.

•
Fiscal year 2017 and 2016 compensation for Mr. Nicholson and fiscal year 2017, 2016 and 2015 compensation for Mr. Schneider, Ms. Schroeder, and Mr. Van Winkle also includes RTSR awards which are earned for performance cycles ending June 30, 2019, June 30, 2018 and June 30, 2017, respectively. The value of RTSR awards was calculated using a Monte Carlo simulation as of the July 1, 2016 grant date for the fiscal year 2017 award, resulting in a $13.92 value per RTSR share; a Monte Carlo simulation as of the July 2, 2015 grant date for the fiscal year 2016 award, resulting in a $15.10 value per RTSR share; and a Monte Carlo simulation as of the March 1, 2015 grant date for the fiscal year 2015 award, resulting in an $11.48 value per RTSR share. This valuation technique includes estimating the movement of stock prices and the effects of volatility, interest rates, and dividends. Under these awards, a participant will earn from 0% to 200% of the target award depending upon how the compound annual growth rate of our Common Stock ranks within the peer group at the end of the performance cycle. The amounts included above represent the value at the grant date based upon the probable outcome of the performance conditions, which is estimated based on the target level of performance, which equals 100% of the target RSTR granted. The grant date fair value of the maximum number of RTSR shares that can be earned at the 200% level for the fiscal year 2017 award on the June 30, 2019 vesting date is $700,009 for Mr. Schneider; $128,008 for Ms. Schroeder; $212,002 for Mr. Van Winkle; and $50,001 for Mr. Nicholson. The grant date fair value of the maximum number of RTSR shares that can be earned at the 200% level for the fiscal year 2016 award on the June 30, 2018 vesting date is $700,006 for Mr. Schneider; $127,988 for Ms. Schroeder; $212,004 for Mr. Van Winkle; and $50,011 for Mr. Nicholson. The grant date fair value of the maximum number of RTSR shares that could have been earned at the 200% level for the fiscal year 2015 award on the June 30, 2017 vesting date was $466,662 for Mr. Schneider; $85,342 for Ms. Schroeder; and $141,342 for Mr. Van Winkle, and the actual payout was at the 190% level.

•
Fiscal year 2017 and 2016 compensation includes APS and LTPS performance share awards which vested shortly after the end of such fiscal year. The amount included above was based on the probable outcome of the performance conditions, estimated based on a payout at the target level, or 100% of the award opportunity. The values were calculated as of the grant date. The grant date fair value of the maximum number of APS and LTPS performance shares that could have been earned in fiscal year 2017 was $852,542 for Mr. Schneider; $228,526 for Ms. Schroeder; $670,964 for Mr. Van Winkle; $290,025 for Mr. Nicholson; and $140,193 for Mr. McCoy. The grant date fair value of the maximum number of APS and LTPS performance shares that could have been earned in fiscal year 2016 was $1,550,511 for Mr. Schneider; $337,542 for Ms. Schroeder; $735,805 for Mr. Van Winkle; $242,400 for Mr. Nicholson; and $97,736 for Mr. McCoy.

•
The assumptions used to calculate the grant date fair values are set forth in Note 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

(3)
Amounts consist of cash incentive compensation earned for services rendered in the applicable fiscal year, pursuant to the Annual Cash Incentive Plan in fiscal year 2017, and the Amended and Restated 2010 Profit Sharing Incentive Bonus Plan in fiscal years 2015 and 2016. The amounts are paid in the following fiscal year. For a description of the Annual Cash Incentive Plan and the payout percentages awarded to the NEOs under the Annual Cash Incentive Plan for fiscal year 2017, see “Compensation Discussion and Analysis — Components of Compensation — Compensation Decisions — Annual Cash Compensation — Cash Incentive Compensation.”

(4)
In fiscal year 2017, NEOs received reimbursement for travel to participate in the Executive Preventative Healthcare Program, Company contributions earned for the Retirement Plan and SERP, de minimus Christmas bonus, and group term life insurance. SERP and Retirement Plan Company contribution amounts earned for fiscal year 2017 were $41,049 for Mr. Schneider; $21,281 for Ms. Schroeder; $26,719 for Mr. Van Winkle; $19,885 for Mr. Nicholson; and $22,880 for Mr. McCoy. Also included in this column for fiscal year 2017 were dividends credited on unvested RSUs at a value of $16,999 for Mr. Schneider; $2,639 for Ms. Schroeder; $9,240 for Mr. Van Winkle; $1,225 for Mr. Nicholson; and $6,407 for Mr. McCoy. Dividend amounts were determined based on the number of RSUs multiplied by the Common Stock dividend rate per share for dividend declarations prior to the RSU vesting date during the fiscal year. Dividends on RSUs are paid in share equivalents based on the closing price of our Common Stock as reported by Nasdaq on the RSU vesting date. In fiscal year 2016, NEOs received the same types of other compensation as they received in fiscal year 2017. In fiscal year 2015, in addition to the benefits listed above, NEOs also received executive financial services programs, supplemental medical reimbursement, and personal use of Company aircraft limited to transportation for NEOs related to a Board-approved Executive Preventive Healthcare Program. The personal use of Company aircraft was valued at the aggregate incremental value of the benefit, which includes variable costs related to fuel, landing fees, crew expenses and other miscellaneous costs. Executive financial services programs and medical reimbursement benefits previously provided for executive officers were discontinued after December 31, 2014, and the Executive Preventative Healthcare Program was changed on December 31, 2014 to eliminate the use of Company aircraft for travel to healthcare facilities. There was no use of Company aircraft for any personal purposes during fiscal years 2017 or 2016.

(5)
Fiscal year 2016 compensation includes RTSR awards, which typically have a three-year vesting period, for Mr. Schneider, Mr. Van Winkle, Ms. Schroeder, and Mr. Nicholson. To phase in the three-year vesting period, additional APS awards were granted during fiscal year 2016 to fill the void until the initial RTSR vested in June 2017. The grant date fair values of the three-year RTSR awards and the transitional one-year APS awards are both shown in the “Stock Awards” column during fiscal year 2016, along with the grant date fair values of the other equity awards granted in fiscal year 2016, as required by SEC regulations, even though the RTSR awards were not earned by the NEOs during fiscal year 2016. The grant date fair value of the transitional APS awards included in the “Stock Awards” column in fiscal year 2016 was $573,858 for Mr. Schneider, $104,935 for Ms. Schroeder, $173,801 for Mr. Van Winkle, and $24,591 for Mr. Nicholson. Excluding the transition awards, total fiscal year 2016 compensation would be $1,919,882 for Mr. Schneider, $723,827 for Ms. Schroeder, $1,273,069 for Mr. Van Winkle, and $717,107 for Mr. Nicholson. Fiscal year 2017 compensation includes similar transitional one-year APS awards with a grant date fair value of $116,667 for Mr. Schneider, $21,333 for Ms. Schroeder, $35,333 for Mr. Van Winkle, and $25,000 for Mr. Nicholson. Excluding the transition awards, total fiscal year 2017 compensation would be $2,278,525 for Mr. Schneider, $810,041 for Ms. Schroeder, $1,451,220 for Mr. Van Winkle, and $791,447 for Mr. Nicholson.

See the “Compensation Discussion and Analysis” section in this Proxy Statement for further information about the material terms of the NEOs’ compensation plans.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2017

		Estimated Possible Payouts Under Non-Equity Incentive Plan Award (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (2)	Grant Date Fair Value of Stock and Option Awards (3)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Robert F. Schneider
Annual Cash Incentive Plan		$—	$358,846	$598,077
APS(4)	07/01/16				—	27,530	55,060		$308,611
LTPS(5)	07/01/16				—	20,992	20,992		$235,320
RSU	07/01/16							27,297	$312,005
RTSR(6)	07/01/16				—	25,144	50,288		$350,004
Michelle R. Schroeder
Annual Cash Incentive Plan		$—	$128,003	$320,008
APS(4)	07/01/16				—	7,297	14,594		$81,799
LTPS(5)	07/01/16				—	5,792	5,792		$64,928
RSU	07/01/16							4,874	$55,710
RTSR(6)	07/01/16				—	4,598	9,196		$64,004
Donald W. Van Winkle
Annual Cash Incentive Plan		$—	$200,902	$401,804
APS(4)	07/01/16				—	19,431	38,862		$217,822
LTPS(5)	07/01/16				—	20,992	20,992		$235,320
RSU	07/01/16							14,813	$169,313
RTSR(6)	07/01/16				—	7,615	15,230		$106,001
Lonnie P. Nicholson
Annual Cash Incentive Plan		$—	$120,000	$300,000
APS(4)	07/01/16				—	6,104	12,208		$68,426
LTPS(5)	07/01/16				—	13,664	13,664		$153,173
RSU	07/01/16							3,480	$39,776
RTSR(6)	07/01/16				—	1,796	3,592		$25,000
Kevin D. McCoy
Annual Cash Incentive Plan		$—	$140,010	$280,020
APS(4)	07/01/16				—	4,141	8,282		$46,421
LTPS(5)	07/01/16				—	4,224	4,224		$47,351
RSU	07/01/16							9,332	$106,665
_________________
(1) Represents potential cash incentive payments under the Annual Cash Incentive Plan with respect to fiscal year 2017 performance. The awards do not contain minimum thresholds. The target amount is a cash incentive payout reflecting the desired level of compensation at risk. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the actual payout amounts under the Annual Cash Incentive Plan for fiscal year 2017 performance. See “Compensation Discussion and Analysis — Components of Compensation — Compensation Decisions — Annual Cash Compensation — Cash Incentive Compensation” for additional information regarding the terms of the Annual Cash Incentive Plan.
(2) Amounts represent the number of RSUs granted to our NEOs on July 1, 2016, which will vest on June 30, 2019.
(3) Amounts represent the grant date fair value of the RSUs and the target number of APS, LTPS, and RTSR shares. The value of the RSUs granted was calculated using $11.43, the closing price of our Common Stock as reported by Nasdaq on the grant date, July 1, 2016. The value for the APS and LTPS shares granted July 1, 2016 was calculated using the closing price of our Common Stock as reported by Nasdaq on the grant date reduced by the present value of dividends not payable on outstanding performance shares, resulting in a value of $11.21 per share. The value for RTSR awards granted was calculated using the Monte Carlo simulation, resulting in a value of $13.92 per share on the grant date, July 1, 2016.

(4)
APS awards were granted July 1, 2016 for the fiscal year 2017 performance period. For APS awards, the target level is 100% of the shares granted, but a participant can earn from 0% to a maximum of 200% of the target number of shares depending upon Company performance. See “Compensation Discussion and Analysis — Components of Compensation — Compensation Decisions — Stock Compensation” for additional information regarding the terms of APS awards. Based on fiscal year 2017 performance, which exceeded the maximum level of performance, 200% of the target number of shares was earned pursuant to their fiscal year 2017 APS award as follows: 55,060 for Mr. Schneider; 14,594 for Ms. Schroeder; 38,862 for Mr. Van Winkle; 12,208 for Mr. Nicholson; and 8,282 for Mr. McCoy.

(5)
LTPS awards represent the tranches of performance shares awarded during fiscal years 2013 through 2015, which could be earned for the fiscal year 2017 performance period. The target amount of LTPS awards is based on the target payout level under the Annual Cash Incentive Plan, which is 100% of the maximum award opportunity for the LTPS. See “Compensation Discussion and Analysis — Components of Compensation — Compensation Decisions — Stock Compensation” for additional information regarding the terms of LTPS awards. Based on fiscal year 2017 performance, the actual number of shares earned was 20,992 for Mr. Schneider; 5,792 for Ms. Schroeder; 20,992 for Mr. Van Winkle; 13,664 for Mr. Nicholson; and 4,224 for Mr. McCoy, which was 100% of the target number of shares under the LTPS awards.

(6)
Represents RTSR awards issued pursuant to the 2003 Stock Plan. For RTSR awards, at the target level of performance, 100% of the shares granted will be earned, but a participant can earn from 0% to a maximum of 200% of the target number of shares depending upon how the compound annual growth rate of our Common Stock ranks within the peer group at the end of the performance cycle. See “Compensation Discussion and Analysis — Components of Compensation — Compensation Decisions — Stock Compensation” for additional information regarding the terms of RTSR awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2017

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
	(#)	($)	(#)	($)
(a)	(g)	(h)	(i)	(j)
Robert F. Schneider	49,042	$818,511	115,501	$1,927,712
Michelle R. Schroeder	8,312	$138,727	27,077	$451,915
Donald W. Van Winkle	27,867	$465,100	73,714	$1,230,287
Lonnie P. Nicholson	4,366	$72,869	41,876	$698,910
Kevin D. McCoy	17,437	$291,024	12,109	$202,099
_________________
(1) Unvested RSUs and accumulated dividends credited on unvested RSUs consist of the following:

	Stock Award and Grant Date
Name	RSU 7/1/2016	RSU 7/2/2015

Robert F. Schneider
Shares (#)	27,690	21,352
Vesting Date(s)	6/30/2019	6/30/2018
Michelle R. Schroeder
Shares (#)	4,945	3,367
Vesting Date(s)	6/30/2019	6/30/2018
Donald W. Van Winkle
Shares (#)	15,027	12,840
Vesting Date(s)	6/30/2019	6/30/2018
Lonnie P. Nicholson
Shares (#)	3,531	835
Vesting Date(s)	6/30/2019	6/30/2018
Kevin D. McCoy
Shares (#)	9,467	7,970
Vesting Date(s)	6/30/2019	6/30/2018

(2) Calculated using the $16.69 closing price of our Common Stock as reported by Nasdaq on June 30, 2017.

(3) Unearned and unvested equity incentive plan awards consist of the following:

	Stock Award and Initial Grant Date
Name	APS 7/1/2016	RTSR 7/1/2016	RTSR 7/2/2015	LTPS 6/26/2014	LTPS 8/12/2013	LTPS 8/13/2012

Robert F. Schneider
Shares (#)	27,530	25,144	23,179	16,320	15,552	7,776
Vesting Date(s)	8/2/2017	6/30/2019	6/30/2018	(a)	(b)	8/2/2017
Michelle R. Schroeder
Shares (#)	7,297	4,598	4,238	4,512	4,288	2,144
Vesting Date(s)	8/2/2017	6/30/2019	6/30/2018	(a)	(b)	8/2/2017
Donald W. Van Winkle
Shares (#)	19,431	7,615	7,020	16,320	15,552	7,776
Vesting Date(s)	8/2/2017	6/30/2019	6/30/2018	(a)	(b)	8/2/2017
Lonnie P. Nicholson
Shares (#)	6,104	1,796	1,656	16,320	15,552	448
Vesting Date(s)	8/2/2017	6/30/2019	6/30/2018	(a)	(b)	8/2/2017
Kevin D. McCoy
Shares (#)	4,141	—	—	3,264	3,136	1,568
Vesting Date(s)	8/2/2017			(a)	(b)	8/2/2017

(a) Three remaining annual vesting dates beginning 8/2/2017
(b) Two remaining annual vesting dates beginning 8/2/2017

Awards disclosed in the tables above represent the number of shares that would be issued assuming target performance for RTSR, APS and LTPS share awards. At the target performance level, 100% of the shares eligible to be received would be issued. For APS awards, a participant can earn from 0% to 200% of the target level depending on Company performance. For RTSR awards, a participant can earn from 0% to 200% of the target level depending upon how the compound annual growth rate of our Common Stock ranks within the peer group at the end of the performance cycle.
For LTPS awards, the initial grant date shown is the grant date of the initial annual tranche of the five-year awards. The remaining tranches for each LTPS award listed above will have grant dates occurring annually at the beginning of each performance period at approximately the same date each year when the performance targets are set.
In accordance with the terms of the outstanding LTPS agreements as of the October 31, 2014 spin-off date, an equitable adjustment was necessary for outstanding LTPS awards to reflect the change in our Common Stock value as a result of the completion of the spin-off of the EMS segment from the Company. The Committee decided in advance of the spin-off that the appropriate adjustment formula was the weighted average closing price per share of our Common Stock on the last five trading days prior to the date the spin-off was completed relative to the weighted average closing price per share of our Common Stock on the first five trading days after the date the spin-off was completed. That formula resulted in an adjustment factor of 1.6 times applied to the number of awards outstanding as of the spin-off date.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2017

	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Name
(a)	(d)	(e)
Robert F. Schneider	157,061	$2,118,595
Michelle R. Schroeder	31,218	$408,626
Donald W. Van Winkle	73,356	$959,010
Lonnie P. Nicholson	18,871	$219,366
Kevin D. McCoy	17,265	$249,431
_____________

(1)
Shares acquired upon vesting during fiscal year 2017 include RSU awards granted on December 17, 2014, which vested on June 30, 2017, RSU awards granted on July 2, 2015 for Mr. Nicholson that vested on June 30, 2017, accumulated dividends on the vested RSUs, RTSR awards granted on March 1, 2015 which vested on June 30, 2017, and APS awards and tranches of LTPS awards granted on July 2, 2015 and issued on July 29, 2016. Shares have not been reduced by the following shares withheld to satisfy tax withholding obligations: Mr. Schneider — 57,127 shares; Ms. Schroeder — 9,875 shares; Mr. Van Winkle — 23,201 shares; Mr. Nicholson — 5,973 shares; and Mr. McCoy — 5,459 shares.

(2)
The value realized is calculated by multiplying the closing price of our Common Stock as reported by Nasdaq on the vesting date by the number of shares that vested. The RSU and RTSR awards vested on June 30, 2017 and the closing price of our Common Stock on that date was $16.69, the APS and LTPS awards vested on July 29, 2016 and the closing price of our Common Stock on that date was $11.39.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes our equity compensation plans as of June 30, 2017:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (excluding securities reflected in first column)
Equity compensation plans approved by Share Owners	813,886	(1)	$—	(2)	1,189,375	(3)
Equity compensation plans not approved by Share Owners	—		$—		—
Total	813,886		$—		1,189,375
_____________

(1)
Includes 196,616 RSU awards, 150,492 RTSR awards, 225,088 LTPS awards, and 241,690 APS awards. For performance-based awards, the number of shares assumes the maximum number of shares which the participant is eligible to receive if maximum performance levels are achieved under each award. Approximately 99% of the total maximum number of performance-based awards originally granted was earned based on fiscal year 2017 performance.

(2)	There is no exercise price for RSU, RTSR, APS or LTPS awards.

(3)
Represents the number of shares available for issuance under the 2003 Stock Plan after subtracting the maximum number of shares which participants are eligible to receive if maximum performance levels are achieved under each performance-based award. Unearned shares are available for re-issuance under the 2003 Stock Plan as restricted stock, RSUs, unrestricted share grants, incentive stock options, nonqualified stock options, performance shares, performance units, and stock appreciation rights.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL YEAR 2017

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)
Robert F. Schneider	$141,717	$18,911	$110,075	$—	$1,464,495
Michelle R. Schroeder	$19,592	$7,575	$44,419	$—	$376,161
Donald W. Van Winkle	$61,496	$12,094	$204,503	$—	$1,189,430
Lonnie P. Nicholson	$36,615	$5,681	$26,536	$—	$226,393
Kevin D. McCoy	$52,661	$7,984	$59,016	$—	$541,980
_____________

(1)	These amounts are included in the fiscal year 2017 amounts in the “Salary” column of the Summary Compensation Table.

(2)	Represents Company contributions paid in September 2016, which are included in the fiscal year 2016 amounts in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Earnings do not represent above-market or preferential rates, and are not included in the Summary Compensation Table for fiscal year 2017 or prior years.

(4)
The Aggregate Balance is the balance in the NEO’s SERP account as of June 30, 2017. The balance includes executive contributions in fiscal year 2017 and prior fiscal years, which are included in the “Salary” column of the Summary Compensation Table. The balance also includes Company contributions in fiscal year 2017 and prior fiscal years, which are included in the “All Other Compensation” column of the Summary Compensation Table.

Activity disclosed in the table above relates solely to our SERP which is our only nonqualified deferred compensation arrangement. See “Compensation Discussion and Analysis — Components of Compensation — Other Compensation and Employee Benefits — Nonqualified Deferred Compensation” for further information about the material terms of the SERP.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS WITH NEOS
AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We have Employment Agreements with each of our NEOs. Each NEO also has a Change in Control Agreement.
Each of the Employment Agreements with the NEOs, excluding Mr. McCoy’s which is discussed below, is in substantially the same form. Pursuant to the Employment Agreements, if the executive’s employment is terminated by us without Cause (as defined below) or by the executive for Good Reason (as defined below), we will provide compensation and benefits to the executive as follows:
(i)  base salary through the date of termination of employment;
(ii)  any deferred and unpaid cash incentive amounts due for the immediately preceding fiscal year and a prorated amount of the cash incentive for the cash incentive period in which the executive’s last day of employment occurs;
(iii) (a) unless the executive’s termination occurs during the one-year period before a Change in Control (as defined below) of the Company or during the two-year period following a Change in Control, severance pay equal to the sum of the executive’s annual base salary at the highest rate in effect during the three years immediately preceding the last day of employment and the higher of either the executive’s target cash incentive for the period in which the last day of employment occurs or the executive’s average annual cash incentive award for the three annual cash incentive periods immediately preceding the last day of employment, plus a reimbursement payment of $50,000 (subject to cost-of-living adjustment) in lieu of continued welfare and fringe benefits, or (b) if the executive’s termination occurs during the one-year period preceding a Change in Control or the two-year period following a Change in Control, severance pay is determined by the terms of the Change in Control Agreement;
(iv) reimbursement for outplacement service costs up to $25,000;
(v)  for Mr. Schneider, a payment in cash, shares or a combination thereof at our discretion, in each case equal to the intrinsic value at the termination date of all options and stock appreciation rights, and the fair market value of restricted stock, restricted stock units, performance shares, and performance units, all of which will become fully vested as of the date of separation (due to the fact that his employment agreement is grandfathered under a pre-2008 Internal Revenue Service ruling that permits acceleration of performance-based stock awards); for Mr. Van Winkle, Ms. Schroeder, and Mr. Nicholson, payments under the Annual Cash Incentive Plan and all performance-based equity awards previously awarded under the 2003 Stock Plan but not yet vested will vest as if the executive remained employed by the Company and will be paid out in accordance with the terms of the applicable award agreement based on the actual performance results of the Company, while all service-based stock awards will become fully vested as of the date of separation; and
(vi) payment of all SERP benefit amounts, which will become fully vested.
“Cause” means a determination, by at least three-quarters of the members of the Board, that one or more of the following has occurred:

•
the executive’s willful and continued failure to perform substantially the duties of the position or to follow lawful instructions of a senior executive or the Board that continues for five days after the executive receives written notice identifying such failure;

•	the executive’s conviction of a felony or of another crime that reflects adversely on the Company;

•	the executive’s engaging in fraudulent or dishonest conduct, gross misconduct that is injurious to the Company, or any misconduct that involves moral turpitude;

•	the executive’s material breach of obligations under the employment agreement or a fiduciary duty to the Company or our Share Owners; or

•	the executive’s engaging in activity that constitutes gross negligence as an employee of the Company.

“Good reason” means one or more of the following has occurred:

•	a material adverse change in the nature or scope of the executive’s responsibilities;

•	a reduction in the executive’s base salary rate or annual cash incentive category;

•	a reduction of 5% or more in value of the aggregate benefits provided to the executive and his dependents under our employee benefit plans;

•	a significant diminution in the executive’s position, authority, duties or responsibilities;

•	a relocation of the executive’s principal site of employment to a location more than fifty (50) miles from the principal site of employment; or

•	failure by the Company to obtain an assumption agreement regarding the executive’s employment agreement from any successor of the Company.
The executive employee is required to give written notice within 90 days of the occurrence of an event constituting “Good Reason” and we will then have 30 days to remedy the occurrence. If we fail to do so, the executive must resign no later than 12 months after the initial occurrence of the event in order to receive a severance payout under the Employment Agreement.
In the event of termination of employment for a reason other than Cause or Good Reason, the executive will receive his base salary through the date of termination and will be entitled to any benefits under the regular terms of the welfare, retirement, Annual Cash Incentive Plan, SERP, and equity and incentive plans.
If any of our payments to the executive are subject to excise tax (or any interest or penalties incurred due to excise tax) imposed by Section 409A of the Internal Revenue Code due to our early payment of deferred compensation following separation without Cause or resignation for Good Reason, the executive will be entitled to reimbursement for the amount of the excise tax (plus interest and penalties). In addition, the Employment Agreements impose non-competition and non-solicitation obligations on the executives during the term of their employment and for a period of 12 months (or a shorter period, for an executive employed for fewer than 12 months) following termination of employment for any reason.
The Employment Agreement signed by Mr. McCoy imposes non-competition and non-solicitation obligations during the term of his employment and for a period of 12 months following termination of employment for any reason. If Mr. McCoy is separated from employment due to elimination of his position, he would be eligible for severance in the amount of two weeks’ pay for each year of tenure up to 26 weeks of pay under our Enhanced Severance Plan. The severance plan also provides for payment of an amount equal to the cost of continuation of healthcare premiums for a period equal to that used to compute severance. Further, vesting and payout of any stock awarded pursuant to the 2003 Stock Plan would also occur, along with distribution of any deferred annual cash incentive from the prior fiscal year and a pro-rated annual cash incentive from the current fiscal year. He would also receive reimbursement for up to $8,000 in costs for outplacement services.
Each NEO is a party to a Change in Control Agreement with the Company, the purpose of which is to provide some protection to executive officers so their focus would be on carrying out an effective Change in Control transaction for the benefit of the Share Owners rather than on their own well-being. It is also a retention tool, such that the executive officer will be less motivated to resign from the Company during a Change in Control time period when their leadership is most needed by the Company. In each Change in Control Agreement, “Change in Control” means the consummation of any of the following:

•
the acquisition, by any one person or more than one person acting as a group, of ownership interests representing more than 50% of the total fair market value or of the total voting power of all ownership interests (the “Majority Ownership”) of the Company, any affiliate of the Company that employs the executive, any entity that has a Majority Ownership of either the Company or such affiliate, or any entity in an uninterrupted chain of Majority Ownership culminating in the ownership of the Company or such affiliate (each, a “Relevant Company”) through merger, consolidation, or stock transfer;

•
the acquisition during any 12-month period, by any one person or more than one person acting as a group, of ownership interests in a Relevant Company possessing 35% or more of the total voting power of all ownership interests in the Relevant Company;

•
the acquisition of ownership during any 24-month period, by any one person or more than one person acting as a group, of 40% or more of the total gross fair market value of the assets of a Relevant Company; or

•
the replacement of a majority of members of the Board during any 12-month period, by members whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election;

provided, however, that any occurrence that does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets, of a Relevant Entity within the meaning of Section 409A(a)(2)(A)(v) of the Internal Revenue Code and its interpretive regulations does not constitute a “Change in Control”.
In the event of a Change in Control of the Company, we will accelerate payment to the executive officer of an amount in cash, shares or a combination thereof equal to the value at the effective date of the Change in Control or the termination of employment, as applicable, of all options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and Annual Cash Incentive Plan payments, all of which will become fully vested (1) on the later of the date of termination or the effective date of the Change in Control (the “Termination Date”) if the executive officer’s employment is terminated by us without Cause or by the executive officer for Good Reason during the one-year period preceding, or the two-year period following, the Change in Control (a “Change in Control event”); (2) on the effective date of the Change in Control without a termination of employment, with respect to such awards granted to Messrs. Schneider, Van Winkle and Nicholson prior to June 30, 2015, which are grandfathered under a previous employment agreement; and (3) on the effective date of the Change in Control without a termination of employment, with respect to such awards granted to Messrs. Schneider, Van Winkle and Nicholson after June 30, 2015 and with respect to all such awards granted to Ms. Schroeder and Mr. McCoy if any successor entity has not assumed our obligations with respect to such awards or has not substituted benefit rights that are at least as favorable to the executive officer as such awards. The executive officer will also become fully vested in the SERP and will receive all benefit amounts under that plan.
In addition, upon a Change in Control event, as soon as practicable following the Termination Date, the executive officer will receive severance pay in a sum equal to two times the sum of the executive’s annual base salary at the highest rate in effect during the three years immediately preceding the last day of employment and the higher of either the executive’s target annual cash incentive for the period in which the last day of employment occurs or the executive’s average annual cash incentive award for the three annual cash incentive periods immediately preceding the last day of employment. The executive officer will also receive a reimbursement amount equal to two times the product of $50,000 and a fraction, the numerator of which is the Employment Cost Index and the denominator of which is the Employment Cost Index for the first calendar quarter of 2015 for welfare and fringe benefit plan reimbursements. The executive will also be eligible for $25,000 in outplacement assistance during the first 12 months after separation from employment.
If any of our payments to the executive officer are subject to excise tax (or any interest or penalties incurred due to excise tax) imposed by Section 409A of the Internal Revenue Code due to our early payment of deferred compensation following a Change in Control, the executive officer will be entitled to reimbursement for the amount of the excise tax (plus interest and penalties).

The table below reflects the amount of compensation payable to each of the NEOs in the event of termination of such NEO’s employment or, in certain circumstances described above, upon the consummation of a Change in Control. The amounts shown assume that such termination or Change in Control was effective as of June 30, 2017, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the NEOs upon their termination or upon such Change in Control. The actual amounts to be paid can only be determined at the time of such NEO’s separation from the Company or at the time of such Change in Control and could therefore be more or less than the amounts set forth below.

	Change in Control(5)	Without Cause or with Good Reason	Death, Disability or Retirement(6)	Other Termination(7)
Robert F. Schneider
Lump Sum(1)	$2,145,835	$1,085,418	$—	$—
Stock and Incentive Compensation(2)	$3,278,512	$3,278,512	$2,130,773	$—
Retention Bonus(3)	$240,000	$—	$—	$—
SERP(4)	$1,464,495	$1,464,495	$1,464,495	$1,464,495
TOTAL	$7,128,842	$5,828,425	$3,595,268	$1,464,495
Michelle R. Schroeder
Lump Sum(1)	$1,161,687	$593,344	$—	$—
Stock and Incentive Compensation(2)	$811,448	$811,448	$576,836	$—
Retention Bonus(3)	$128,003	$—	$—	$—
SERP(4)	$376,161	$376,161	$376,161	$376,161
TOTAL	$2,477,299	$1,780,953	$952,997	$376,161
Donald W. Van Winkle
Lump Sum(1)	$1,464,485	$744,743	$—	$—
Stock and Incentive Compensation(2)	$2,012,811	$2,012,811	$1,338,702	$—
Retention Bonus(3)	$160,722	$—	$—	$—
SERP(4)	$1,189,430	$1,189,430	$1,189,430	$1,189,430
TOTAL	$4,827,448	$3,946,984	$2,528,132	$1,189,430
Lonnie P. Nicholson
Lump Sum(1)	$981,029	$547,941	$—	$—
Stock and Incentive Compensation(2)	$978,780	$978,780	$594,208	$—
Retention Bonus(3)	$120,000	$—	$—	$—
SERP(4)	$226,393	$226,393	$226,393	$226,393
TOTAL	$2,306,202	$1,753,114	$820,601	$226,393
Kevin D. McCoy
Lump Sum(1)	$1,178,287	$162,011	$—	$—
Stock and Incentive Compensation(2)	$728,340	$728,340	$516,043	$—
Retention Bonus(3)	$112,008	$—	$—	$—
SERP(4)	$541,980	$541,980	$541,980	$541,980
TOTAL	$2,560,615	$1,432,331	$1,058,023	$541,980
  _____________

(1)
Payment is calculated based on the executive’s annual base salary as of June 30, 2017 plus cash incentive compensation at the higher of the target level or the average annual cash incentive award for the three fiscal years preceding the last day of employment. The amounts include severance, benefits allowance, and outplacement reimbursement, reduced by the amount necessary to avoid federal excise tax on excess parachute payments (Section 4999 of the Internal Revenue Code). This excise tax would be assessed if the value of certain payments that are contingent upon a Change in Control, referred to as parachute payments, exceeds a safe harbor amount. The computation of the excise tax is complex and is subject to various questions of interpretation. The amount that the payment has been reduced for excise tax reflects our best estimate at this time. In addition, there is estimated to be no tax liability pursuant to Section 409A of the Internal Revenue Code and accordingly no amounts are included for reimbursement of this tax.

(2)
Represents the value of unvested RSU, RTSR, APS and LTPS awards, the vesting of which would accelerate in certain circumstances depending upon the specified event of termination or upon the consummation of a Change in Control. Awards are valued by multiplying $16.69, the closing price of our Common Stock as reported by Nasdaq on June 30, 2017, by the number of unvested shares that would vest for the specified event of termination or Change in Control. The amount also includes the accrued but unpaid cash incentive compensation due under the Annual Cash Incentive Plan for fiscal year 2017.

These amounts will be paid in a lump sum (i) on the Termination Date upon a Change in Control event for all NEOs; (ii) upon a Change in Control without a termination for all NEOs if the awards are not assumed or if the awards were granted to Messrs. Schneider, Van Winkle, or Nicholson prior to June 30, 2015; or (iii) upon Mr. Schneider’s termination without Cause or for Good Reason, with all performance-based awards vesting at 100% of target. For other NEOs who are terminated without Cause or for Good Reason, these amounts will be paid over time as if the executive had remained our employee based on our actual performance. Because the future vesting amounts for performance-based awards would not have been determinable on June 30, 2017, the amounts set forth in this row under "Without Cause or with Good Reason" for such other NEOs assume target performance during the applicable performance cycles. For payouts upon death or disability, see Note 6 below.

(3)	Amount payable in two installments: 50% — 3 months after a Change in Control; and 50% — 6 months after a Change in Control.

(4)
Represents the fully vested SERP balance as of June 30, 2017 reflected in the Nonqualified Deferred Compensation in Fiscal Year 2017 Table included in this Proxy Statement. This amount will be paid in a lump sum after a separation due to Change in Control, termination without Cause or with Good Reason, or death. In the case of disability, retirement or voluntary termination, the amount will be paid pursuant to the election of the NEO.

(5)
The Change in Control payment calculated in this column assumes that the NEO stays for a transition period of six months after the Change in Control to assist with the transition, but thereafter is not employed by the successor company, resulting in the maximum amount of Change in Control payment. If the NEO were to be retained by the successor, the Change in Control payment would be reduced to exclude the severance portion (consisting of the NEO’s annual base salary, targeted cash incentive compensation, benefits allowance, and outplacement reimbursement), and would only include stock and annual cash incentive compensation to the extent that the successor company did not continue these benefits or to the extent the stock awards were granted to Messrs. Schneider, Van Winkle, or Nicholson prior to June 30, 2015.

(6)
The amounts listed in this column represent only death or disability payouts because the NEOs were not of retirement age as of June 30, 2017, and therefore are not eligible for retirement benefits. In the event of death or disability, pursuant to the 2003 Stock Plan and the applicable award agreements, a prorated portion of RSU awards and a prorated portion of any APS, LTPS and RTSR awards that are earned or deemed to be earned will vest, in each case based on the portion of the applicable restricted period or performance period that the NEO worked prior to his or her death or disability, with the amounts earned or deemed to be earned under the APS, LTPS and RTSR awards calculated as follows:

◦	For APS awards, the amounts earned will be calculated based upon actual performance during the applicable performance period;

◦
For LTPS awards, the amounts earned will be calculated based upon actual performance during the fiscal year in which such death or disability occurred and any LTPS awards based on performance in future fiscal years will be forfeited; and

◦
For RTSR awards, the amounts deemed to be earned in the event of death will equal 100% of the target number of shares and the amounts earned in the event of disability will be calculated based upon actual performance during the applicable performance cycle.

Because the future vesting amounts for performance–based awards would not have been determinable on June 30, 2017, the amounts set forth in this column assume target performance during the applicable performance periods.
The amounts also include the accrued but unpaid cash incentive due under the Annual Cash Incentive Plan for fiscal year 2017.

(7)	Includes termination by the Company for Cause and voluntary resignation by the NEO.
The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary, health benefits, and distribution of account balances under the Retirement Plan.

DIRECTOR COMPENSATION
Fiscal Year 2017 Compensation to Non-Employee Directors
All non-employee directors receive compensation as set by our Board. The level of compensation is guided by the following goals: compensation should fairly pay directors for work required in a company of our size and scope; and the structure of the compensation should be simple, transparent, market-competitive, and easy to understand. Each non-employee Board member receives annual cash compensation of $75,000 and unrestricted shares of Common Stock valued at an aggregate of $50,000, for annual total compensation valued at $125,000. The Chairperson of the Audit Committee of the Board, the Chairperson of the Compensation and Governance Committee of the Board and the Lead Independent Director each receive an additional $10,000 in cash compensation per year for a total of $135,000 for those Board members. The number of unrestricted shares awarded is determined by averaging the closing price of shares on the 10 business days prior to the award. The fees are paid and stock awards are issued in quarterly installments.
Based on our stock ownership guidelines, directors are required to receive at least 50% of the cash component of their Board compensation in shares of Common Stock until they attain the minimum level of stock ownership required for a director, which is three times the total annual fees earned. Our directors can also elect to receive any or all of the cash component of their compensation in shares of Common Stock under the 2003 Stock Plan. Directors also are reimbursed for travel expenses incurred in connection with attending Board and committee meetings.
The following Non-Employee Director Compensation in Fiscal Year 2017 Table shows the compensation paid to each of our non-employee directors during fiscal year 2017. A full-time officer, who is or becomes a member of the Board, does not receive additional compensation for serving as a member of the Board and/or as a member of any of the committees of the Board. Mr. Schneider is not included in this table because he received no additional compensation for his service as a director. Mr. Schneider’s compensation is fully reflected in the Summary Compensation Table in this Proxy Statement.
During fiscal year 2017, our non-employee directors received compensation for serving on our Board and Committees as follows:
Non-Employee Director Compensation in Fiscal Year 2017

	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Name	($)	($)	($)
(a)	(b)	(c)	(h)
Timothy J. Jahnke	$42,500	$93,833	$136,333
Kimberly K. Ryan	$37,500	$88,748	$126,248
Geoffrey L. Stringer	$86,196	$50,711	$136,907
Thomas J. Tischhauser	$85,291	$50,711	$136,002
Patrick E. Connolly	$38,024	$88,735	$126,759
Susan B. Frampton	$37,604	$88,746	$126,350
Kristine L. Juster	$37,500	$88,748	$126,248

 _____________

(1)	Represents fees paid in cash and fees for which the director elected to received Common Stock in lieu of cash, as shown in following table.

	Fees Paid in Cash	Fees Paid in Common Stock in Lieu of Cash at Election of Director (3)
Timothy J. Jahnke	$42,500	$—
Kimberly K. Ryan	$37,500	$—
Geoffrey L. Stringer	$—	$86,196
Thomas J. Tischhauser	$74,375	$10,916
Patrick E. Connolly	$—	$38,024
Susan B. Frampton	$33,750	$3,854
Kristine L. Juster	$37,500	$—

(2)
Represents fees paid in Common Stock, consisting of the stock component of directors’ fees and the portion of cash fees required to be paid in Common Stock as a result of directors not meeting the stock ownership guidelines.

	Stock Component of Director Fees (3)	Fees paid in Common Stock due to not meeting Stock Ownership Guidelines (3)
Timothy J. Jahnke	$50,711	$43,122
Kimberly K. Ryan	$50,711	$38,037
Geoffrey L. Stringer	$50,711	$—
Thomas J. Tischhauser	$50,711	$—
Patrick E. Connolly	$50,711	$38,024
Susan B. Frampton	$50,711	$38,035
Kristine L. Juster	$50,711	$38,037

(3)
Represents the grant date fair value of the shares of unrestricted Common Stock awarded each quarter, which was calculated using the closing price of our Common Stock as reported by Nasdaq as of the payment date of each quarterly directors’ fee, ranging from $11.43 to $17.73.

Board Stock Ownership Guidelines
As discussed under “Compensation Discussion and Analysis — Components of Compensation — Stock Ownership Guidelines,” the Board follows guidelines whereby all members of our Board are expected to own, at a minimum, shares of our Common Stock equal in value to three times the total annual fees earned as a director.

PROPOSAL NO. 2 - ADVISORY VOTE ON THE COMPENSATION
PAID TO OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act gives our Share Owners the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation paid to our NEOs as disclosed in this Proxy Statement (“Say on Pay”). Only Class A Share Owners were entitled to vote on our Say on Pay at the 2011 and 2014 Annual Meetings. A substantial majority of Class A Share Owners at both the 2011 and 2014 Annual Meetings supported our executive compensation program and, given the level of support received, the Committee determined that it was not necessary to make significant changes to our executive compensation program, policies or practices at those times. Since the rights of the two classes of our Common Stock were equalized at the time of the spin-off of our EMS segment, both Class A and Class B Share Owners are now entitled to vote on this proposal. The Compensation Discussion and Analysis (“CD&A”) (beginning on page 18), and the related compensation tables and narratives included in this Proxy Statement describe in more detail our performance-based, incentive-focused compensation philosophy and the overall compensation received by each of our NEOs.
As stated in our Guiding Principles, “We want employees to share in their Company’s success, financially and through personal growth and fulfillment.” This philosophy is carried out in our executive compensation program, with several aspects of our NEOs’ compensation focused on performance-based incentives, including both short- and long-term programs, and driving their focus to run our Company in a manner that best aligns with the interests of our Share Owners. Incentive pay programs include cash incentives under our 2016 Annual Cash Incentive Plan, a Relative Total Shareholder Return stock incentive award, an Annual Performance Share award, a Long-Term Performance Share award and our contribution to the defined contribution, participant-directed retirement plan, all of which are determined based on appropriate performance metrics. These incentive pay programs are coupled with base salary, retention-focused Restricted Stock Unit awards, and other benefits, including health and life insurance. The proposed 2017 Stock Plan, along with the 2003 Stock Plan, support our ability to establish a variety of stock compensation programs based on performance and retention as part of our executive compensation program.
We are asking our Share Owners to indicate their support for our executive compensation program as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather, the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly we recommend that our Share Owners vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s Share Owners approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Share Owners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”
As an advisory vote, the results of this proposal will not be binding on us, the Board of Directors, or the Compensation and Governance Committee. However, your opinion is important to us, and the Compensation and Governance Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of this vote when making future compensation decisions for our NEOs.
If you are a beneficial owner of shares (i.e., you hold them through a bank, broker or other holder of record), you must instruct the holder of record how to vote your shares in order for your vote to be counted on Proposal No. 2.
The Board of Directors recommends that you vote “FOR” the approval of the compensation paid to our NEOs as disclosed in this Proxy Statement.

PROPOSAL NO. 3 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY ON PAY VOTES
Section 14A of the Exchange Act also allows our Share Owners to indicate how frequently they prefer we hold future Say on Pay votes, with options including every (a) one year, (b) two years, or (c) three years, or Share Owners may abstain. The Board is required to hold this vote at least once every six years. With the last vote on this topic being held in 2011, the Board is now asking our Share Owners to express their preference on the frequency with which we should present future Say on Pay votes to our Share Owners.
In 2011, our Class A Share Owners expressed a preference that we hold future Say on Pay votes every three years. At that point in time, this was a reasonable governance option for our Company. However, with the spin-off of our EMS segment in late 2014, along with the concurrent retirement of then-executive officers of the Company and the equalization of rights of our two classes of Common Stock, the Board feels that more regular Say on Pay votes by our Share Owners would be an improvement to our corporate governance practice. As a result, the Board is recommending that our Class A and Class B Share Owners vote to hold future Say on Pay votes annually, believing that this will result in better communication with Share Owners and will result in more meaningful and direct input by Share Owners into our executive compensation program, policies and practices, consistent with our policy of seeking input from, and engaging in discussions with, our Share Owners on executive compensation and corporate governance matters. Share Owners are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice from among the frequency alternatives.
The option of every one year, two years, or three years that receives the highest number of votes cast by our Share Owners will be considered our Share Owners’ preferred frequency for conducting future Say on Pay votes. However, because this vote is advisory and not binding on the Board or us, the Board may decide that it is in the best interests of our Share Owners and us to hold future Say on Pay votes more or less frequently than the option preferred by our Share Owners.
If you are a beneficial owner of shares (i.e., you hold them through a bank, broker or other holder of record), you must instruct the holder of record how to vote your shares in order for your vote to be counted on Proposal No. 3.
The Board of Directors recommends that you vote to conduct future Say on Pay votes every “ONE YEAR”.

PROPOSAL NO. 4 - APPROVAL OF THE KIMBALL INTERNATIONAL, INC.
2017 STOCK INCENTIVE PLAN
On August 29, 2017, our Board unanimously approved the Kimball International, Inc. 2017 Stock Incentive Plan (the “2017 Stock Plan”) pursuant to which we may grant stock awards, including performance units, restricted stock units, stock options, stock appreciation rights, restricted stock and other stock-based awards to certain employees, non-employee directors, consultants and advisors. The Board directed that the 2017 Stock Plan be submitted to our Share Owners for approval and adoption. Upon approval of the 2017 Stock Plan by Share Owners, no further awards will be made under the Kimball International, Inc. Amended and Restated 2003 Stock Option and Incentive Plan (the “2003 Stock Plan”) and the 2017 Stock Plan will be the only active plan under which equity awards may be granted to our employees and non-employee directors. As of August 28, 2017, there were 1,093,993 shares of our Common Stock remaining available for future grants under the 2003 Stock Plan, assuming future issuances of outstanding awards occur at the maximum level of performance.
The 2017 Stock Plan authorizes the issuance of 1,000,000 shares of our Class B Common Stock, plus any shares remaining available for future grants under the 2003 Stock Plan on the effective date of the 2017 Stock Plan. In addition, the number of shares subject to awards (either granted under the 2017 Stock Plan or that are outstanding under the 2003 Stock Plan on the date Share Owners approve the 2017 Stock Plan) that expire, are canceled or forfeited, or are settled for cash will become available for future awards under the 2017 Stock Plan. As of August 28, 2017, there were 247,827 restricted stock units and 425,288 performance-based equity awards (at the maximum level of performance) outstanding under the 2003 Stock Plan. The Board believes that the 2017 Stock Plan will contribute to the success of our Company, which depends, in part, on our ability to recruit and retain outstanding individuals as employees and to provide these employees with maximum incentive to improve operations and increase profits.
Share Owner Approval
Share Owner approval of the 2017 Stock Plan is being sought to (i) satisfy the shareholder approval requirements of Nasdaq, (ii) satisfy the requirement that Share Owners approve the material terms of awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), including the eligibility requirements for participating in the 2017 Stock Plan, the business criteria on which performance goals may be based and the maximum awards that may be made to any individual; and (iii) permit the grant of incentive stock options subject to Section 422 of the Internal Revenue Code. If the 2017 Stock Plan is not approved by our Share Owners, the 2003 Stock Plan will remain in effect and subject to the existing share reserve under the 2003 Stock Plan.
Pursuant to the requirements of Section 162(m), certain compensation in excess of $1 million paid to our CEO and to each of our other three most highly compensated executive officers (other than our CFO), which may otherwise be non-deductible, qualifies for deduction if the compensation is performance-based and the material terms of the compensation programs are approved by Share Owners at least every five years and meet certain other requirements. The 2017 Stock Plan has been designed to permit our Compensation and Governance Committee (the “Committee”) to grant performance-based stock incentive awards which qualify for deductibility under Section 162(m).
Best Practices
The 2017 Stock Plan reflects the following stock incentive plan best practices, which we believe closely align with the best interests of our Share Owners:

•
Limited definition of “Change in Control” as no change in control would be triggered by Share Owner approval of a business combination transaction, the announcement or commencement of a tender offer or any Board assessment that a change in control is imminent;

•	Double-trigger events required for accelerated vesting of awards due to a change in control unless awards are not continued, assumed or replaced in connection with the change in control;

•
Performance-based awards accelerated due to a double-trigger change in control vest as if the performance goals were satisfied at the target level of performance, pro-rated to reflect the portion of the performance period that has elapsed as of the effective date of the transaction resulting in the change in control;

•
No share recycling permitted for (i) shares tendered or withheld as payment of the exercise price of a stock option; (ii) shares tendered or withheld to satisfy the tax withholding obligations in connection with any award, (iii) shares repurchased by us with proceeds received from the exercise of a stock option, and (iv) shares subject to stock appreciation rights (“SARs”) that are not issued in connection with the stock settlement of the award upon its exercise;

•	No payment of dividends or dividend equivalents on stock options or SARs prior to exercise, and only paid upon vesting for all other awards granted under the 2017 Stock Plan;

•
No discounted stock options or SARs, as the exercise price of stock options or SARs must be at least equal to the fair market value of our Class B Common Stock on the date of grant (except in the limited case of “substitute awards,” as described below);

•	The Committee disfavors stock options and SARs, with no awards of either type planned;

•	No repricing of stock options or SARs to decrease the exercise price and no replacement or cash buyout of underwater stock options or SARs without Share Owner approval;

•	No evergreen provision establishing automatic replenishment of shares authorized for issuance under the 2017 Stock Plan;

•	No automatic grants to any participant;

•	Awards are subject to reduction, cancellation, forfeiture or recovery in the event of the occurrence of certain triggering events (“claw-back”);

•	Shares awarded under the 2017 Stock Plan have to be held by our officers and directors until stock ownership guidelines for the participant’s position are met;

•	Individual limit on annual stock and cash compensation for non-employee directors;

•	Individual limit on stock options or SARs that can be awarded to a participant in a fiscal year (no more than 50,000 shares); and

•	Individual limit on performance-based awards that can be awarded to a participant in a fiscal year (no more than 150,000 shares).
Factors Considered in Setting the Size of the Share Reserve
The 2017 Stock Plan authorizes issuance of 1,000,000 shares of our Class B Common Stock, which represents approximately 2.7% of our issued and outstanding Common Stock on a fully diluted basis as of August 28, 2017, plus any shares of our Class B Common Stock that remain available for future grants under the 2003 Stock Plan on the effective date of the 2017 Stock Plan. As of August 28, 2017, there were 1,093,993 shares of Class B Common Stock remaining available for future grants under the 2003 Stock Plan, which collectively with the 1,000,000 new shares available for issuance under the 2017 Stock Plan, represents approximately 5.6% of our issued and outstanding Common Stock on a fully diluted basis as of such date.
In order to determine the amount of the share reserve for the 2017 Stock Plan, the Committee considered a number of factors, including:

•	The importance of long-term stock incentive programs to motivate executives to focus on long-term value creation and alignment with interests of Share Owners;

•
Our equity award burn, or run, rate of approximately 1.2%, which measures the most recent three-year average of our usage of shares under the 2003 Stock Plan, based on our actual performance in each such fiscal year, as a percentage of our weighted average shares outstanding;

•
Our expectation to continue making equity awards with total values generally consistent with our practice in fiscal year 2017. On that basis, we expect that, if the 2017 Stock Plan is approved, 1,000,000 shares, plus the shares that remain available for future grants under the 2003 Stock Plan on the effective date of the 2017 Stock Plan, will be sufficient to cover equity awards for the next four to five years;

•	Comparison to peer company practices, recognizing that every company’s needs and programs are different;

•	The impact of possible macroeconomic conditions impacting our share value; and

•
The dilution, or overhang, rate as of August 28, 2017 of approximately 7.4%, calculated assuming approval of the 1,000,000 shares under the 2017 Stock Plan which is comparable to that of the companies included in the compensation survey data provided by Conduent, as discussed in the “Compensation Discussion and Analysis - Executive Compensation Process” section of this Proxy Statement. We believe the stock incentive compensation awarded to employees is reasonable and aligned with the best interests of our Share Owners.

Expectations regarding future share usage under the 2017 Stock Plan are based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2017 Stock Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.
Features of the 2017 Stock Plan
The major features of the 2017 Stock Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2017 Stock Plan, which is attached to this Proxy Statement as Appendix A.
Purpose. The purpose of the 2017 Stock Plan is to (1) align the personal interests of participants with the interests of our Share Owners; (2) attract and retain the best available personnel for positions of responsibility with us; (3) provide incentive to key personnel to improve our operations and increase profits; and (4) thereby promote our long-term business success.
Eligibility.   All of our employees, non-employee directors, and certain consultants and advisors who provide services to us are eligible to receive stock incentive awards under the 2017 Stock Plan so long as they maintain continuous service with the Company. As of August 28, 2017, there were approximately 3,000 employees, seven non-employee directors, and an indeterminate number of consultants and advisors who would be eligible to receive awards under the 2017 Stock Plan. Approximately 61 of our 3,000+ employees are participants in the 2003 Stock Plan and all of our non-employee directors have received grants of shares under the 2003 Stock Plan, while no consultants or advisors have been awarded shares. Although not obligated to do so, we expect to continue making awards in a similar manner under the proposed 2017 Stock Plan.
Types of Awards. The 2017 Stock Plan permits us to award stock options, stock appreciation rights, restricted stock, stock units, and other stock-based awards to eligible participants. Awards other than options and stock appreciation rights are sometimes referred to as “full value awards.” These awards are discussed in more detail below.
Administration. A committee appointed by the Board, in this case, the Committee, is authorized to determine awards, set the terms and conditions of those awards, and direct the administration of the 2017 Stock Plan. The Committee must consist of two or more “non-employee” directors, each member of which must be a “non-employee director”, pursuant to Rule 16b-3 under the Exchange Act, an “outside director” for purposes of Section 162(m) and “independent” under the Nasdaq rules. The 2017 Stock Plan also gives the Committee the authority to delegate all or any portion of its authority under the 2017 Stock Plan to one or more of our directors or executive officers or to a committee of the Board comprised of one or more of our directors with respect to awards to participants who are not subject to Section 16 under the Exchange Act, and in connection with non-discretionary administrative duties, to such other persons as it deems advisable.
The Committee has the authority to determine the potential participants to whom awards will be granted; the timing and type of, and number of shares covered by, each award; the terms, conditions, performance criteria, procedures, restrictions and other provisions of the awards; and the manner in which awards are paid or settled. The Committee may also adopt sub-plans or special provisions applicable to awards; establish, amend or rescind rules and procedures to administer the 2017 Stock Plan; interpret the 2017 Stock Plan and any related award or agreement; reconcile any inconsistency, correct any defect or supply any omission in the 2017 Stock Plan or any award agreement; cancel or suspend an award; accelerate the vesting of an award due to death, disability or a change in control or extend the exercisability of an award; and otherwise amend the terms of outstanding awards to the extent permitted under the 2017 Stock Plan. The Committee’s interpretation of the 2017 Stock Plan and of any award or agreement and its actions and decisions concerning the 2017 Stock Plan are final and binding on all parties. Unless an amendment to the terms and conditions of an award is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy, the Committee may not amend the terms of an outstanding award without the participant’s consent if the amendment would materially impair the rights of the participant.

Available Shares and Limitations on Awards. If the 2017 Stock Plan is approved by Share Owners, a maximum of 1,000,000 shares of our Class B Common Stock will be available for issuance under the 2017 Stock Plan, plus the number of shares of Class B Common Stock remaining available for future grants under the 2003 Stock Plan on the date our Share Owners approve the 2017 Stock Plan. If the 2017 Stock Plan is approved by our Share Owners, no additional awards will be made under the 2003 Stock Plan after the date of the Annual Meeting. The shares of our Class B Common Stock issued under the 2017 Stock Plan may come from authorized and unissued shares or issued shares reacquired and held as treasury shares.
In determining the number of shares to be counted against the share reserve in connection with any award, the following rules apply: (i) awards for which the number of shares is variable on the grant date will be counted against the reserve using the maximum number of shares that could be received pursuant to such award until such time as it can be determined that only a lesser number of shares could be earned or received; (ii) awards granted in tandem such that the exercise of one award cancels at least an equal number of shares of the other will be counted against the reserve based on the largest number of shares that could be counted against the reserve under either of the awards; and (iii) awards that will be settled solely in cash will not be counted against the reserve, nor will they reduce the shares authorized for grant to a participant in a fiscal year.
The following limitations apply to awards granted under the 2017 Stock Plan:

•
The maximum number of shares that may be the subject of full value awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) and that are granted to any participant during any fiscal year may not exceed 150,000 shares.

•
The maximum amount payable with respect to full value awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) that are denominated other than in shares and that are granted to any participant during any fiscal year may not exceed $3,000,000.

•	The aggregate grant date fair value of all equity awards granted during any fiscal year to any non-employee director, when combined with retainers or fees payable in cash, may not exceed $500,000.

•	No more than 50,000 shares may be issued pursuant to the exercise of incentive stock options.

•
The aggregate number of shares of our Class B Common Stock subject to stock options and SARs that may be granted to any one participant other than a non-employee director during a fiscal year may not exceed 50,000 shares.

All of the above share limitations are subject to adjustment for changes in our corporate structure or shares, as described below.
Any shares of our Class B Common Stock subject to an award under the 2017 Stock Plan, or to an award granted under the 2003 Stock Plan and outstanding on the date our Share Owners approve the 2017 Stock Plan, that expires, is canceled or forfeited, or is settled for cash will, to the extent of such cancellation, forfeiture, expiration or cash settlement, automatically become available for future awards under the 2017 Stock Plan. However, any shares tendered or withheld to pay the exercise price of a stock option award or to satisfy a tax withholding obligation in connection with any award, any shares repurchased by us using stock option exercise proceeds and any shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise may not be used again for future awards under the 2017 Stock Plan. Each share of Class B Common Stock that again becomes available for awards will correspondingly increase the share reserve by the same number of shares by which the share reserve was decreased upon the grant of the applicable award.
Awards granted or shares of our Class B Common Stock issued under the 2017 Stock Plan upon the assumption of, or in substitution or exchange for, outstanding stock awards previously granted by an entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries combine (referred to as “substitute awards”) will not reduce the share reserve under the 2017 Stock Plan, nor will they reduce the shares authorized for grant to a participant in a fiscal year. Additionally, if a company acquired by us or any of our subsidiaries, or with which we or any of our subsidiaries combine, has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the unused shares under that pre-existing plan may be used for awards under the 2017 Stock Plan and will not reduce the share reserve under the 2017 Stock Plan, but only if the awards are made to individuals who were not employed by us or any of our subsidiaries, and were not non-employee directors of ours, immediately prior to such acquisition or combination.
Dividends, distributions and dividend equivalents. No dividends, distributions or dividend equivalents will be paid with respect to shares subject to stock options or SARs. Any dividends or distributions payable with respect to restricted shares will be subject to the same restrictions and risk of forfeiture as the restricted shares and will only be paid upon the vesting of the restricted shares. In its discretion, the Committee may provide in the award agreement for a stock unit or other stock-based award that the participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on our outstanding Class B Common Stock, on the units or other share equivalents subject to the award, which dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other share equivalents subject to the award and will only be paid upon the vesting of the award.
Transferability of Awards. In general, no right or interest in any award under the 2017 Stock Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any permitted transferee of an award will remain subject to all the terms and conditions of the award applicable to the participant.
Description of Types of Awards.

1.
A Stock Option Award may be granted as an incentive stock option or a nonqualified stock option. The Committee determines the term of the option, which may be no longer than 10 years from the date of the grant (or 5 years in the case of incentive stock options granted to a 10% or more Share Owner), the vesting conditions and the exercise price, which may not be less than the fair market value of a share of Class B Common Stock on the grant date (or, in the case of incentive stock options granted to a 10% or more Share Owner, 110% of the fair market value), unless the award is considered a substitute award. Fair market value means the closing sales price of a share of Class B Common Stock on Nasdaq on the grant date. As of August 28, 2017, the closing sales price of a share of our Class B Common Stock on Nasdaq was $16.83. A participant is required to pay the full exercise price at fair market value at the time the option is exercised, and may pay in cash, by payment under a broker-assisted sale and remittance program, by withholding shares otherwise issuable to the participant upon exercise of the option, by delivery to us of shares already owned by the participant, or by other methods permitted by the Committee. All options must be exercised on their terms as stated in the award agreement, and may not be exercised after expiration of the option. Only our employees may be awarded “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. Non-employee participants may be awarded nonqualified stock options.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2017 Stock Plan prohibits the Committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our Share Owners. For these purposes, a “repricing” includes amending the terms of a stock option or SAR to lower the exercise price, canceling a stock option or SAR and granting in exchange replacement options or SARs having a lower exercise price, or canceling an underwater stock option or SAR in exchange for cash, other property, or a full value award.

2.
Stock Appreciation Rights provide the right to receive a payment from the Company equal to the difference between the (i) fair market value as of the date of exercise of the number of shares of Class B Common Stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The Committee determines whether payment will be made in shares of our Class B Common Stock, cash or a combination of both. The exercise price per share of a SAR will be determined by the Committee, but may not be less than 100% of the fair market value of a share of our Class B Common Stock on the date of grant, unless the SAR is granted as a substitute award as described above. A SAR may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2017 Stock Plan, as may be determined by the Committee.

3.
A Restricted Stock Award is issued to a participant with restrictions that lapse based on conditions or factors, including the passage of time while a participant provides continuous service to us or the achievement of specified performance goals occurring over a period of time, as determined by the Committee. Except as set forth in the 2017 Stock Plan or applicable award agreement, a participant holding a Restricted Stock Award has the rights of a Share Owner, including the right to vote the shares of restricted stock.

4.
Stock Unit Awards represent the right of a participant to receive the fair market value of a share of our Class B Common Stock. The Committee will determine whether a Stock Unit Award will be payable in cash, shares of our Class B Common Stock, or a combination of both, when the award will vest, whether the vesting of the award will be conditioned on the achievement of specified performance goals, and other terms and conditions consistent with the other provisions of the 2017 Stock Plan. The extent to which any performance-based conditions are achieved during the performance period determines the number of performance-based stock units earned and eligible to vest, which may be greater or less than the target number of performance-based stock units stated in an award agreement. Until it vests, a Stock Unit Award is subject to restrictions on transferability and the possibility of forfeiture.

5.
Other Stock-Based Awards may be determined by the Committee, with terms and conditions of such awards consistent with the terms and purposes of the 2017 Stock Plan. These awards include grants of our Class B Common Stock and other awards that are valued by reference to and/or payable in shares of Class B Common Stock.

Effect of Termination of Service.
Unless otherwise provided in an individual award agreement or another then-effective agreement with a participant, if a participant’s continuous service with us and our affiliates is terminated, the 2017 Stock Plan provides as follows:
Options and SAR Awards.

•	Upon termination of continuous service for any reason other than death, disability or retirement, all unexercised stock options and SARs will be immediately forfeited without consideration.

•
Upon termination of continuous service for death or disability, all unvested and unexercisable portions of any outstanding stock options and SARs will be immediately forfeited without consideration; vested and exercisable portions of such stock options and SARs may be exercised by the participant or the participant’s beneficiary within one year after the date of such termination, but in no event after the expiration date of the stock option or SAR.

•
Upon termination of continuous service by reason of the participant’s retirement, all unvested and unexcercisable portions of any outstanding stock options and SARs will immediately vest in full and become exercisable, and such stock options and SARs may be exercised by the participant for a period of two years after the termination date, but in no event after the expiration date of the stock option or SAR.

Full Value Awards.

•
Upon termination of continuous service for any reason other than death, disability or retirement, all unvested portions of any outstanding full value awards will be immediately forfeited without consideration.

•
Upon termination of continuous service by reason of death, disability or retirement, all unvested portions of any outstanding full value awards subject to only time-based vesting conditions will immediately vest in full.

•
Upon termination of continuous service by reason of death, disability or retirement, a pro rata portion of any outstanding full value awards subject to performance-based vesting conditions will vest at the end of the performance period based on actual performance at the end of the performance period and the number of full months that had elapsed since the beginning of the performance period at the time of such termination.

Performance-Based Compensation Under Section 162(m).
The Committee may grant full value awards under the 2017 Stock Plan to employees who are or may be “covered employees,” as defined in Section 162(m), that are intended to be “performance-based compensation” within the meaning of Section 162(m) to preserve the deductibility of those awards for federal income tax purposes. Under current Internal Revenue Service interpretations, the “covered employees” of a company for any year are its chief executive officer and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated executive officers that the company employs at the end of that year. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the Committee for the performance period are satisfied. Option and SAR awards granted under the 2017 Stock Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.
Incentive Criteria.  The Committee will set the performance measure and performance targets at the beginning of each fiscal year to motivate participants to achieve the desired results. The performance measure or combination of measures can vary from year to year and may be based on any one or any combination of the following business criteria specified in the 2017 Stock Plan:

•	net earnings or net income;

•	earnings before one or more of interest, taxes, depreciation, amortization and share-based compensation expense;

•	earnings per share (basic or diluted);

•	revenue or sales, on a net or gross basis, or sales mix or diversity;

•	gross profit;

•	operating income;

•
profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on capital, return on invested capital and return on revenue, each of which may exclude cash, cash equivalents, marketable securities, short-term or long-term debt) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenue or gross profit;

•	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

•	market share;

•	margins (including, but not limited to, one or more of gross, operating, pre-tax earnings and net earnings margins);

•	stock price;

•	total shareholder return;

•	asset quality;

•	non-performing assets;

•	operating assets;

•	balance of cash, cash equivalents and marketable securities;

•	cost and expense management;

•	economic value added or similar value added measurements;

•	improvement in or attainment of working capital levels;

•	productivity ratios;

•	employee retention or satisfaction measures;

•	safety record;

•	customer satisfaction;

•	debt, credit or other leverage measures or ratios;

•	implementation or completion of critical projects;

•	economic profit;

•	pre-tax income;

•	distribution channels, including quantity, mix or diversity;

•	customer bookings or orders; and

•	delivery timing and damage claims.
Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, as a percent of sales, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of Company, affiliate, subsidiary, division, business unit, operational unit or individual performance.
The Committee will define in an objective fashion the manner of calculating the performance goals based on the performance measures it elects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments will be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the SEC, including but not limited to adjustments for events that are unusual in nature or infrequently occurring, such as a change in control, acquisitions, divestitures, restructuring activities or asset write-downs, or for changes in applicable tax laws or accounting principles. The Committee may also provide, in an award agreement or otherwise, that the achievement of specified performance goals in connection with a performance-based award may be waived upon the death or disability of the participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the award to fail to qualify as “performance-based compensation” under Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.
Share Owner approval of the 2017 Stock Plan will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the 2017 Stock Plan, the performance measures to which awards intended to be “performance-based compensation” under Section 162(m) may be subject, the maximum amount payable per fiscal year under the 2017 Stock Plan to any employee in connection with an award intended to be “performance-based compensation” under Section 162(m), and the qualification of stock options and SARs granted under the 2017 Stock Plan as “performance-based compensation” for purposes of Section 162(m).
Changes in Capitalization and Change in Control.
Changes in Capitalization. The Committee is authorized to make equitable and appropriate adjustments to outstanding awards in the event of an equity restructuring as defined in FASB ASC Topic 718, which causes the per share value of our Class B Common Stock to change, including by way of example, a stock split, spin-off, stock dividend, rights offering or recapitalization through an extraordinary dividend, or in the event of any other change in corporate capitalization, such as a merger, consolidation or reorganization, to prevent dilution or enlargement of rights of participants.
Change in Control. Unless otherwise provided in an award agreement or another written agreement between us and a participant, the 2017 Stock Plan provides:

•
In the event of a sale or other disposition of all or substantially all of our assets or a merger, consolidation, or share exchange involving us (a “corporate transaction”), the surviving or successor entity may continue, assume or replace some or all of the outstanding awards under the 2017 Stock Plan (with such adjustments as may be required or permitted by the 2017 Stock Plan), and such awards or replacements therefor will remain outstanding and will be governed by their respective terms. If, during the six months following the corporate transaction, the participant experiences an involuntary termination of continuous service other than for cause, any outstanding stock options and SARs that are not yet exercisable will immediately become exercisable in full and will remain exercisable for one full year following the participant’s termination and any full value awards not yet fully vested will immediately vest in full (with vesting in full for a performance-based award determined as if the performance goals were satisfied at the target level of performance, prorated to reflect the portion of the performance period elapsed as of the effective date of the participant’s termination.

•	If awards granted to any participant are not continued, assumed or replaced in connection with a corporate transaction, then: (i) all outstanding stock options and SARs will become fully vested and exercisable for a period of time prior to the effective time of the corporate transaction as is deemed fair and equitable by the Committee and will terminate at the effective time of the corporate transaction; (ii) all outstanding full value awards will fully vest immediately prior to the effective time of the corporate transaction; and (iii) to the extent vesting of any award is subject to satisfaction of specified performance goals, the portion of the award that will be deemed “fully vested” will be determined as if the performance goals were satisfied at the target level of performance, prorated to reflect the portion of the performance period that has elapsed as of the effective time of the corporate transaction.

•
If awards granted to any participant are not continued, assumed or replaced in connection with a corporate transaction, the Committee may provide that some or all of such outstanding awards will be canceled in exchange for payment to the participant of the amount of the consideration that would have been received in the corporate transaction for the number of shares subject to the award less the aggregate exercise price (if any) of the award. With respect to an award whose vesting is subject to the satisfaction of specified performance goals, the number of shares subject to such an award for purposes of the above will be the number of shares as to which the award would have been deemed “fully vested” as described above.

•
In the event of a change in control (as defined in the 2017 Stock Plan) that does not involve a corporate transaction, the Committee, in its discretion, may take such action as it deems appropriate with respect to outstanding awards, which may include providing for the cancellation of any award in exchange for payment to the holder of the amount of the consideration that would have been received in the change in control for the number of shares subject to the award less the aggregate exercise price (if any) of the award, or making adjustments to any award to reflect the change in control, including the acceleration of vesting in full or in part.

Other Provisions.
Tax Withholding. The 2017 Stock Plan authorizes us to withhold all applicable taxes from any award or payment under the 2017 Stock Plan and to require a participant or other person receiving shares under the 2017 Stock Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those shares.
Effective Date and Term of the 2017 Stock Plan. The 2017 Stock Plan will become effective on the date it is approved by our Share Owners. Unless terminated earlier, the 2017 Stock Plan will terminate on the tenth anniversary of its approval by our Share Owners. Awards outstanding under the 2017 Stock Plan at the time it is terminated will continue in accordance with their terms. The Board may suspend or terminate the 2017 Stock Plan at any time.
Amendment of the 2017 Stock Plan. The Board may amend the 2017 Stock Plan at any time, but no amendments will be effective without Share Owner approval if such approval is required under applicable laws or regulations or under the rules of Nasdaq. No amendment, termination or suspension of the 2017 Stock Plan may materially impair a participant’s rights under any outstanding award without the consent of the affected participant, unless such action is necessary to comply with applicable law or Nasdaq rules.
Forfeiture and Compensation Recovery. The Committee may require participants receiving an award under the 2017 Stock Plan to agree to terms that subject the participant’s rights, payments and benefits with respect to the award to reduction, cancellation, forfeiture, or recovery by us if certain specified events occur. Such events may include but are not limited to termination of continuous service for cause; violation of any of our material Company policies; breach of non-competition, confidentiality and non-solicitation terms in an agreement with the participant; a determination that incorrect financial or other criteria was used to determine payment of an award; or other behavior by a participant that is detrimental to our business or reputation. In addition to the forfeiture events described above, awards may also be subject to recoupment or clawback as may be set forth in the applicable award agreement or as may be required by applicable law or any applicable recoupment or “clawback” policy adopted by us, as may be amended from time to time.

U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to us and to participants subject to U.S. federal income taxation with respect to awards granted under the 2017 Stock Plan, based on current statutes, regulations and interpretations.
Nonqualified Stock Options. If a participant is granted a nonqualified stock option under the 2017 Stock Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in our Class B Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Class B Common Stock on the date the stock option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. We will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.
Incentive Stock Options. If a participant is granted an incentive stock option under the 2017 Stock Plan, the participant will not recognize taxable income upon the grant of the option. Additionally, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon the exercise of an incentive stock option are held until the later of the expiration of (i) the two-year period from the date of grant or (ii) the one-year period from the date of transfer of the shares to the participant, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If such holding period described above is not met (except in some limited circumstances, such as death), and therefore there is a “disqualifying disposition” of the shares, gain in an amount up to the shares’ fair market value on the date of exercise less the exercise price paid for the shares is compensation income received in the tax year in which the disqualifying disposition of the shares occur. Any additional gain is, generally, long-term capital gain.
Other Awards. The current federal income tax consequences of other awards authorized under the 2017 Stock Plan generally follow certain basic patterns. SAR awards are taxed and deductible in substantially the same manner as nonqualified stock options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects, at the time of grant, under Section 83(b) of the Internal Revenue Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Section 162(m) with respect to covered employees.
Section 162(m) of the Internal Revenue Code.  Section 162(m) denies a deduction (though it does not impact a participant’s taxation) to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.” The 2017 Stock Plan is intended to meet the requirements of Section 162(m), but full value awards granted under the 2017 Stock Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established objective performance goals.
Section 409A of the Internal Revenue Code. The foregoing discussion of tax consequences of awards under the 2017 Stock Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Internal Revenue Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
New Plan Awards
Because the 2017 Stock Plan will not become effective until it is approved by our Share Owners, the Committee has not yet approved any awards under the 2017 Stock Plan. In addition, because all awards under the 2017 Stock Plan are discretionary with the Committee, neither the number nor types of future 2017 Stock Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.
Information regarding awards made under the 2003 Stock Plan during fiscal year 2017 to our named executive officers is provided under the caption “Grants of Plan-Based Awards in Fiscal Year 2017” in this Proxy Statement.

If you are a beneficial owner of shares (i.e., you hold them through a bank, broker or other holder of record), you must instruct the holder of record how to vote your shares in order for your vote to be counted on Proposal No. 4.
The Board of Directors recommends a vote “FOR” approval of the Kimball International, Inc. 2017 Stock Incentive Plan.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. During the fiscal year ended June 30, 2017, the Audit Committee was comprised of at least three directors as required per the Audit Committee Charter. All members of the Audit Committee meet the independence and experience requirements of The Nasdaq Stock Market LLC and the Securities and Exchange Commission. The members of the Audit Committee also meet requirements to be considered an “audit committee financial expert.”
Management is responsible for the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for auditing and expressing an opinion in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) on the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting.
In connection with these responsibilities, the Audit Committee met with management and Deloitte to review and discuss the June 30, 2017 financial statements including a discussion of the acceptability and quality of the accounting principles, the reasonableness of critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Audit Committee under standards established by the Securities and Exchange Commission and the PCAOB. The Audit Committee also has received the written disclosures and the letter from Deloitte in accordance with the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence from the Company and management. In addition, the Audit Committee considered whether Deloitte’s independence would be jeopardized by providing non-audit services to the Company.
The Audit Committee reviewed the overall scope of the audits performed by the internal auditor and Deloitte. The Audit Committee met with the internal auditor and Deloitte, with and without management present, to discuss the results of the examinations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. The Audit Committee also discussed with management and Deloitte, management’s report on, and Deloitte’s report on and audit of, the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also met at least two times annually in a separate executive session with only members present.
Based upon the review and discussions referred to above, and relying on the representations of the Company’s management and the independent auditor’s report, our Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017, filed with the Securities and Exchange Commission.

Respectfully submitted,
THE AUDIT COMMITTEE
Geoffrey L. Stringer (Chairperson)
Kimberly K. Ryan
Patrick E. Connolly
Kristine L. Juster

PROPOSAL NO. 5 - RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively the “Deloitte Entities”) audited our annual financial statements for the fiscal year ended June 30, 2017. The Deloitte Entities have served as our independent registered public accounting firm since 2002.
Representatives of the Deloitte Entities will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees

Type of Fee	Fiscal Year Ended June 30, 2017	Fiscal Year Ended June 30, 2016
Audit Fees (1)	$665,000	$710,000
Audit-Related Fees (2)	$29,500	$33,829
Tax Fees (3)	$3,825	$18,170
All Other Fees (4)	$1,895	$2,000
Total	$700,220	$763,999
_____________
(1) For both fiscal years 2017 and 2016, “Audit Fees” represent the aggregate fees billed by Deloitte in connection with the audit of our annual financial statements and the review of our financial information included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
(2) Audit-related fees for fiscal years 2017 and 2016 consisted primarily of fees paid for the audit of various benefit plans.
(3) For both fiscal years 2017 and 2016, “Tax Fees” represent services which include tax compliance and tax consulting.
(4) For both fiscal years 2017 and 2016, “All Other Fees” included fees for advisory services related to licensing an accounting research tool.
Consideration of Services Provided by the Independent Registered Public Accounting Firm
The Audit Committee approves all audit and non-audit services provided by the independent registered public accounting firm prior to the services being performed. The Audit Committee has established a pre-approval process for services provided by the independent registered public accounting firm which complies with the requirements of the Sarbanes-Oxley Act of 2002. A description of the pre-approval process is attached to this Proxy Statement as Appendix B. The Audit Committee has considered whether all services provided are compatible with maintaining the independent registered public accounting firm’s independence in accordance with this pre-approval process and has determined that such services are compatible.
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed the Deloitte Entities to be our independent registered public accounting firm for the fiscal year ending June 30, 2018. They were appointed based upon:

•	performance on past audits, including the expertise of the engagement team;

•	experience, client service, and responsiveness;

•	leadership, management structure, and ethical culture; and

•	the amount of fees charged in relation to scope of work performed.
Ratification is not required by law or our By-laws. We are submitting the appointment of the Deloitte Entities to the owners of our Common Stock for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our Share Owners.
The Board of Directors recommends that our Share Owners vote “FOR” ratification of the appointment of the Deloitte Entities as our independent registered public accounting firm.

By Order of the Board of Directors
/s/ Julia Heitz Cassidy, Secretary
September 12, 2017

APPENDIX A

PROPOSED KIMBALL INTERNATIONAL, INC.
2017 STOCK INCENTIVE PLAN

1.    Purpose. The purpose of the Kimball International, Inc. 2017 Stock Incentive Plan (the “Plan”) is to (a) align the personal interests of Plan Participants with the interests of the Company’s shareholders; (b) attract and retain the best available personnel for positions of responsibility with the Company; (c) provide incentive to key personnel to improve the Company’s operations and increase profits; and (d) thereby promote the Company’s long-term business success.
2.    Definitions. In this Plan, the following definitions will apply.
(a)    “Affiliate” means any entity that is a member, along with the Company, of a controlled group of corporations or a group of other trades or businesses under common control, within the meaning of Code Section 414(b) or (c).
(b)    “Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.
(c)    “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, or any Other Stock-Based Award.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or, in the absence of any such then-effective agreement or definition, means one or more of the following occurrences: (i) Participant's willful and continued failure to perform substantially the duties or responsibilities of Participant's position (other than by reason of Disability), or the willful and continued failure to follow lawful instructions of a senior executive or the Board of Directors, if such failure continues for a period of five days after the Company delivers to Participant a written notice identifying such failure; (ii) Participant's conviction of a felony or of another crime that reflects in a materially adverse manner on the Company in its markets or business operations; (iii) Participant's engaging in fraudulent or dishonest conduct, gross misconduct that is injurious to the Company or any misconduct that involves moral turpitude; or (iv) Participant’s failure to uphold a fiduciary duty to the Company or its shareholders.
(f)    “Change in Control” means the consummation of any of the following that is not an Excluded Transaction: (i) the acquisition, by any one person or more than one person acting as a Group, of Majority Ownership of the Company through a merger, consolidation, or share exchange; (ii) the acquisition during any 12-month period, by any one person or more than one person acting as a Group, of ownership interests in the Company possessing 35 percent or more of the total voting power of all ownership interests in the Company; (iii) the acquisition of ownership during any 24-month period, by any one person or more than one person acting as a Group, of all or substantially all of the total gross fair market value of the assets of the Company; (iv) individuals who are Continuing Directors ceasing for any reason to constitute a majority of the members of the Board; or (v) for only those Participants employed by a Relevant Company, the sale of (A) all of the shares of such Relevant Company or all of the shares of an Affiliate that has Majority Ownership of such Relevant Company, or (B) the sale of all or substantially all of the total gross fair market value of the assets of such Relevant Company, in each case to any one person or more than one person acting as a Group, other than the Company or an Affiliate, and only if such Participant ceases to be an Employee after such sale. For purposes of this definition: "Relevant Company" means any Affiliate that directly employs the Participant; "Excluded Transaction" means any occurrence that does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets, of the Company or a Relevant Company within the meaning of Code Section 409A(a)(2)(A)(v) and its interpretive regulations; "Majority Ownership" of an entity means ownership interests representing more than fifty percent (50%) of the total voting power of all ownership interests in the entity; "Group" has the meaning provided in Code Section 409A and its interpretive regulations with respect to changes in ownership, effective control, and ownership of assets; and an individual who owns a vested option to purchase either stock or another ownership interest is deemed to own that stock or other ownership interest.

(g)    “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar statutory provisions.
(h)    “Committee” means two or more Non‑Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the Nasdaq Stock Market, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m).
(i)    “Company” means Kimball International, Inc., an Indiana corporation, or any successor thereto.
(j)    “Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest relating to the election of directors.
(k)    “Continuous Service” means, in the case of an Employee, the absence of any interruption or termination in the provision of service by an Employee of the Company or an Affiliate; and in the case of a Participant who is not an Employee, the absence of any interruption or termination of the service relationship between the Participant and the Company or an Affiliate. Continuous Service will not be considered interrupted in the case of (i) sick leave, military leave or any other leave of absence approved by the Company; (ii) transfer between the Company and an Affiliate or any successor to the Company; or (iii) any change in status so long as the individual remains in the Continuous Service of the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Continuous Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which the Service Provider provides services ceasing to be an Affiliate.
(l)    “Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation.
(m)    “Disability” means (i) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (ii) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).
(n)    “Employee” means an employee of the Company or an Affiliate.
(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
(p)    “Fair Market Value” means the fair market value of a Share determined as follows:
(i)    If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(ii)    If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the mean between the last reported “bid” and “asked” prices of one Share, as reported by an over-the-counter market or by any other customary financial reporting service or system then in use, for the market trading day on the date of determination (or if there were no “bid” or “asked” prices reported on that date, on the last trading day on which “bid” and “asked” prices were reported). If no such reported prices are available, then Fair Market Value will be determined by the Committee, consistent with the standards for determining fair market value under Code Section 409A and its interpretive regulations.
(q)    “Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award.

(r)    “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.
(s)    “Non-Employee Director” means a member of the Board who is not an Employee.
(t)    “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non‑Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.
(u)    “Other Stock-Based Award” means an Award described in Section 11.
(v)    “Parent” means a “parent corporation,” as defined in Code Section 424(e).
(w)    “Participant” means a Service Provider to whom a then-outstanding Award has been granted under the Plan.
(x)    “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Code Section 162(m)(3)) and that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C), as modified by Internal Revenue Service Notice 2007-49 and as may be further modified or amended from time to time.
(y)    “Plan” means this Kimball International, Inc. 2017 Stock Incentive Plan, as amended and in effect from time to time.
(z)    “Prior Plan” means the Kimball International, Inc. Amended and Restated 2003 Stock Option and Incentive Plan.
(aa)    “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(bb)    “Retirement” means any termination of a Participant’s Continuous Service, other than for Cause, occurring at or after the Participant has attained the minimum retirement age under the governmental retirement system for the applicable country (age 62 in the United States), or at or after the Participant has reached the age of 55 and has a combination of age plus years of Continuous Service equal to or greater than 75.
(cc)    “Service Provider” means an Employee, a Non-Employee Director, or any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Affiliate, and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.
(dd)    “Share” means a share of Stock.
(ee)    “Stock” means the Class B common stock, $0.05 par value per Share, of the Company.
(ff)    “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
(gg)    “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(hh)    “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.
(ii)    “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.
3.    Administration of the Plan.
(a)    Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.
(b)    Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:
(i)    determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of Award and the number of Shares covered by each Award, the terms, conditions, performance criteria, procedures, restrictions and other provisions of Awards, and the way Awards are paid or settled;
(ii)    cancelling or suspending an Award, accelerating the vesting of an Award due to death, Disability or a Change in Control, extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e);
(iii)    adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission in the Plan or any Agreement, establishing procedures for the administration of the Plan and making all other determinations necessary or desirable for the administration of the Plan;
(iv)    granting Substitute Awards under the Plan; and
(v)    taking such actions as are provided in Section 3(c) with respect to Awards to foreign Service Providers.
Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.
(c)    Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.
(d)    Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.
(e)    Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f)    Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual's duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise.
4.    Shares Available Under the Plan.
(a)    Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 1,000,000 plus any Shares of Stock remaining available for future grants under the Prior Plan on the effective date of this Plan. No further awards may be made under the Prior Plan after the effective date of this Plan. Shares issued under the Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:
(i)     Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be earned or received.
(ii)    Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.
(iii)    Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any fiscal year.
(iv)    Awards that will be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any fiscal year.
(b)    Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished, with such increase based on the same number of Shares by which the applicable share reserve was decreased upon the grant of the applicable Award. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or the Prior Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or the Prior Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.
(c)    Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-

existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
(d)    No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.
(e)    Individual Option and SAR Limit. The aggregate number of Shares subject to Option and/or Stock Appreciation Right Awards granted during any fiscal year to any one Participant other than a Non-Employee Director shall not exceed 50,000 Shares (subject to adjustment as provided in Section 12(a)).
(f)    Individual Performance-Based Compensation Limit. With respect to Awards of Performance-Based Compensation, (i) the maximum number of Shares that may be the subject of Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any one Participant during any fiscal year shall not exceed 150,000 Shares (subject to adjustment as provided in Section 12(a)); and (ii) the maximum amount payable with respect to Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any fiscal year shall not exceed $3,000,000.
(g)    Limits on Awards to Non-Employee Directors. With respect to a Non-Employee Director’s Continuous Service, the aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any fiscal year to such individual, when combined with retainers or fees payable in cash, shall not exceed $500,000.
5.    Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.
6.    General Terms of Awards.
(a)    Award Agreement. Each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. If an Agreement calls for acceptance by the Participant, the Award evidenced by the Agreement will not become effective unless acceptance of the Agreement in a manner permitted by the Committee is received by the Company within 30 days of the date the Agreement is delivered to the Participant. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.
(b)    Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and the applicable vesting conditions and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions and timing as it may determine.
(c)    Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of Continuous Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d)    Termination of Continuous Service.
(i)    Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12, if a Participant’s Continuous Service with the Company and all of its Affiliates terminates, the following provisions shall apply for Option and SAR Awards (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):
(A)    Upon termination of Continuous Service for any reason other than death, Disability or Retirement, all unexercised Option and SAR Awards shall be immediately forfeited without consideration.
(B)    Upon termination of Continuous Service by reason of the Participant’s death or Disability, all unvested and unexercisable portions of any outstanding Option and SAR Awards shall be immediately forfeited without consideration, and the currently vested and exercisable portions of such Option and SAR Awards may be exercised by the Participant or the Participant’s beneficiary, as the case may be, for a period of one year after the date of such termination, and in no event after the expiration date of the Option or SAR Award.
(C)    Upon termination of Continuous Service by reason of the Participant’s Retirement, all unvested and unexercisable portions of any outstanding Option and SAR Awards shall immediately vest in full and become exercisable, and such Option and SAR Awards may be exercised by the Participant for a period of two years after the date of such termination, and in no event after the expiration date of the Option or SAR Award.
(ii)    Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 and Section 17(g), if a Participant’s Continuous Service with the Company and all of its Affiliates terminates, the following provisions shall apply for Full Value Awards:
(A)    Upon termination of Continuous Service by reason of death, Disability or Retirement,
(1)     all unvested portions of any outstanding Full Value Awards subject to only time-based vesting conditions shall vest in full immediately upon such termination; and
(2)     for any outstanding Full Value Awards subject to performance-based vesting conditions at the time of such termination, a pro rata portion of such Full Value Awards shall vest at the end of the applicable performance period based on actual performance at the end of such performance period and the number of full months that had elapsed since the beginning of the performance period at the time of such termination.
(B)    Upon termination of Continuous Service for any reason other than death, Disability or Retirement, all unvested portions of any outstanding Full Value Awards shall be immediately forfeited without consideration.
(e)    Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.
(f)    Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 16. Except with respect to Performance-Based Compensation, which shall be governed by Section 16, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or adjustments or waivers of the achievement of performance goals under specified circumstances such as (i) the occurrence of events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant’s death or Disability.
(g)    Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.
7.    Stock Option Awards.
(a)    Type and Exercise Price. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).
(b)    Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).
(c)    Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.
(d)    Incentive Stock Options.
(i)    An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (A) it is so designated in the applicable Agreement and (B) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under the Plan shall be 50,000, subject to adjustment as provided in Section 12(a).
(ii)    No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (A) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (B) such Award will expire no later than five years after its Grant Date.
(iii)    For purposes of Continuous Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.
(iv)    If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.
(v)    The Agreement covering an Incentive Stock Option Award shall contain such other terms and provisions that the Committee determines necessary to qualify the Option Award as an Incentive Stock Option Award.
(e)    Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option Award during the applicable post-termination of Continuous Service exercise period as set forth in Section 6(d) or in the applicable Agreement is prevented by Section 17(c), the Option shall remain exercisable until the later of (i) 30 days after the date the exercise of the Option would no longer be prevented by such provision, or (ii) the end of the applicable post-termination exercise period, but in no event later than the scheduled expiration date of the Option as set forth in the applicable Agreement.
8.    Stock Appreciation Right Awards.
(a)    Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).
(b)    Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.
9.    Restricted Stock Awards.
(a)    Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors, including the achievement of specified performance goals, and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Continuous Service must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.
(b)    Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10.    Stock Unit Awards.
(a)    Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Continuous Service must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.
(b)    Payment of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.
11.    Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
12.    Changes in Capitalization, Corporate Transactions, Change in Control.
(a)    Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants.  In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan.  No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Code Section 422(b) or cause an Award to be subject to adverse tax consequences under Code Section 409A.
(b)    Corporate Transactions. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.
(i)    Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(iv) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(i), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Section 409A (and Code Section 424 if the Award is an ISO), either (A) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (B) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.
(ii)    Acceleration. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (A) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (B) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (C) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(b)(ii) if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the Award at the target level of performance is prorated to reflect the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(ii) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.
(iii)    Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the Participants as provided in this Section 12(b)(iii). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(iii). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (A) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (B) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(iii) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(iii) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 12(b)(ii). Payment of any amount under this Section 12(b)(iii) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
(iv)    Termination After a Corporate Transaction. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(i), and if within six months after the Corporate Transaction a Participant experiences an involuntary termination of Continuous Service for reasons other than Cause, then (A) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of Continuous Service, and (B) any Full Value Awards that are not yet fully vested shall immediately vest in full (with vesting in full for a performance-based award determined as provided in Section 12(b)(ii), except that the proportionate vesting amount will be determined with respect to the portion of the performance period during which the Participant was a Service Provider).
(c)    Other Change in Control. In the event of a Change in Control that does not involve a Corporate Transaction, the Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding Awards, which may include: (i)  providing for the cancellation of any Award in exchange for payments in a manner similar to that provided in Section 12(b)(iii) or (ii) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control, which may include the acceleration of vesting in full or in part. The Committee will not be required to treat all Awards similarly in such circumstances, and may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.
(d)    Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.

(e)    Parachute Payment Limitation. Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise ("Covered Payments") constitute "parachute payments" within the meaning of Code Section 280G, and would, but for this Section 12(e) be subject to the excise tax imposed under Code Section 4999 (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the "Excise Tax"), then the Covered Payments shall be reduced (but not below zero) to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax.
13.    Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to Continuous Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Continuous Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.
14.    Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (a) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (b) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by delivering to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.
15.    Effective Date, Duration, Amendment and Termination of the Plan.
(a)    Effective Date. The Plan shall become effective on the date it is approved by the Company’s shareholders, which shall be considered the date of the Plan’s adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No awards shall be made under the Plan prior to its effective date.
(b)    Duration of the Plan. The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Agreements.
(c)    Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant's consent, unless such action is necessary to comply with applicable law or stock exchange rules.
(d)    Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant's consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 17(i).
(e)    No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s shareholders.
16.    Performance-Based Compensation.
(a)    Designation of Awards. If the Committee determines at the time a Full Value Award is granted to a Participant that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then this Section 16 will be applicable to such Award, which shall be considered Performance-Based Compensation.
(b)    Compliance with Code Section 162(m). If an Award is subject to this Section 16, then the grant of the Award, the vesting and lapse of restrictions thereon and/or the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 16(c). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with an Award subject to this Section 16, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, including but not limited to adjustments for events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities or asset write-downs, or for changes in applicable tax laws or accounting principles. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with an Award subject to this Section 16. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 16 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).
(c)    Performance Measures. For purposes of any Full Value Award considered Performance-Based Compensation subject to this Section 16, the performance measures to be utilized shall be limited to one or a combination of two or more of the following performance measures: (i) net earnings or net income; (ii) earnings before one or more of interest, taxes, depreciation, amortization and share-based compensation expense; (iii) earnings per share (basic or diluted); (iv) revenue or sales, on a net or gross basis, or sales mix or diversity; (v) gross profit; (vi) operating income; (vii) profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on capital, return on invested capital and return on revenue, each of which may exclude cash, cash equivalents, marketable securities, short-term or long-term debt) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenue or gross profit; (viii) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (ix) market share; (x) margins (including, but not limited to, one or more of gross, operating, pre-tax earnings and net earnings margins); (xi) stock price; (xii) total shareholder return; (xiii) asset quality; (xiv) non-performing assets; (xv) operating assets; (xvi) balance of cash, cash equivalents and marketable securities; (xvii) cost and expense management; (xviii) economic value added or similar value added measurements; (xix) improvement in or attainment of working capital levels; (xx) productivity ratios; (xxi) employee retention or satisfaction measures; (xxii) safety record; (xxiii) customer satisfaction; (xxiv) debt, credit or other leverage measures or ratios; (xxv) implementation or completion of critical projects; (xxvi) economic profit; (xxvii) pre-tax income; (xxviii) distribution channels, including quantity, mix or diversity; (xxix) customer bookings or orders; and (xxx) delivery timing and damage claims. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, as a percent of sales, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of Company, Affiliate, subsidiary, division, business unit, operational unit or individual performance.

17.    Other Provisions.
(a)    Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
(b)    Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(d) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
(c)    Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws.  Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies as they exist from time to time, including but not limited to, those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 17(i).
(d)    Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
(e)    Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Indiana without regard to its conflicts-of-law principles and shall be construed accordingly.
(f)    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(g)    Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(A)    If any amount is payable under such Award upon a termination of Continuous Service, a termination of Continuous Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;
(B)    If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (1) the date that is six months after the Participant’s separation from service or (2) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.
None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) have any liability to any Participant for any such tax liabilities.
(h)    Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 17(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.
(i)    Forfeiture and Compensation Recovery.
(i)    The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include but are not limited to termination of Continuous Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.
(ii)    Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

APPENDIX B

APPROVAL PROCESS FOR SERVICES PERFORMED BY
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Objective
To ensure the independent registered public accounting firm is independent in both fact and appearance with respect to the audit of the financial statements of Kimball International, Inc. (the “Company”).
Process
The independent registered public accounting firm of Kimball International, Inc. reports to and is engaged by the Audit Committee of the Company. Prior to the engagement of the independent registered public accounting firm to render service, the service and fees are approved by the Audit Committee. The Audit Committee will not engage the independent registered public accounting firm for any non-audit service that is specifically prohibited by the Securities and Exchange Commission rules on auditor independence nor will approval be granted for any non-audit service that individually or in the aggregate, in the Audit Committee’s opinion, impairs the independence of the independent registered public accounting firm with respect to the audit of the financial statements of the Company. Pre-approval of services is obtained either (1) by explicit pre-approval of individual services from the Audit Committee or (2) by general pre-approval for certain tax compliance and related tax services.
The Audit Committee has delegated authority to the Audit Committee Chairperson to grant approval required by this policy for any service engagements that arise between Audit Committee meetings. During the next regularly scheduled Audit Committee meeting, or sooner as appropriate, the Audit Committee Chairperson updates the full committee of approved independent registered public accounting firm services for informational purposes.
The independent registered public accounting firm has reviewed the policy and believes that the policy will not adversely affect the firm’s independence.

B-1

APPENDIX C

RECONCILIATION OF GAAP TO NON-GAAP MEASURES FOR INCENTIVE PLANS
(Amounts in Millions)

The following reconciles GAAP pre-tax income to adjusted non-GAAP pre-tax income for the Annual Cash Incentive Plan for the fiscal year ended June 30, 2017, explaining the adjustments made to pre-tax income to determine the annual cash incentive payouts under the plan:

Pre-Tax Income	$58.0

Adjustments to Pre-Tax Income:
Pre-tax restructuring gain associated with the consolidation of the Post Falls, Idaho facility into existing Indiana facilities and the sale of the Post Falls building	(1.8)
The Committee determined that costs or gains associated with the Post Falls restructuring would be excluded from the annual cash incentive computation because the costs are not indicative of operating performance. The new executive team post-spin made the decision to restructure the Post Falls operation, with an expected annual benefit after completion of approximately $5 million. The Committee believes the restructuring will drive economic value for the Company and that including restructuring in the annual cash incentive calculation would have been a disincentive to executing the restructuring.

Pre-tax gain from sales of vacant land	(1.2)	The Committee determined that it was appropriate to exclude the impact of gains or losses on the sale of vacant land from the annual cash incentive computation as a non-operational item.
Adjusted Pre-Tax Income used for Annual Cash Incentive Plan	$55.0

The following reconciles GAAP net income to adjusted non-GAAP net income used in the calculation of the adjusted return on capital percentage for Annual Performance Share awards for the fiscal year ended June 30, 2017, explaining the adjustments made to determine the payouts under the Kimball International, Inc. Amended and Restated 2003 Stock Option and Incentive Plan for fiscal year 2017:

Net Income	$37.5

Adjustments to Net Income:
After-tax restructuring gain associated with the consolidation of the Post Falls, Idaho facility into existing Indiana facilities and the sale of the Post Falls building	(1.1)
The Committee determined that costs or gains associated with the Post Falls restructuring would be excluded from the Annual Performance Share computation because the costs are not indicative of operating performance. The new executive team post-spin made the decision to restructure the Post Falls operation, with an expected annual benefit after completion of approximately $5 million. The Committee believes the restructuring will drive economic value for the Company and that including restructuring in the Annual Performance Share calculation would have been a disincentive to executing the restructuring.

After-tax gain from the sales of vacant land	$(0.7)	The Committee determined that it was appropriate to exclude the impact of gains or losses on the sale of vacant land from the Annual Performance Share computation as a non-operational item.
Adjusted Net Income Used for Annual Performance Share Award	$35.7
Average Capital	$89.1	Capital is defined as Total Assets (excluding Cash and Investments) less Total Liabilities (excluding Debt) for the Company.
Adjusted Return on Capital used for Annual Performance Share Awards	40.0%

C-1

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KIMBALL INTERNATIONAL, INC. ATTN: JIM KRODEL 1600 ROYAL STREET JASPER, IN 47549
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION FOR YOUR RECORDS

KIMBALL INTERNATIONAL, INC.		DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE FOLLOWING CLASS III DIRECTORS TO SERVE FOR A THREE-YEAR TERM:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐
Nominees

01) ROBERT F. SCHNEIDER
02) GEOFFREY L. STRINGER
03) SUSAN B. FRAMPTON

The Board of Directors recommends you vote FOR proposal 2:		For	Against	Abstain

2. APPROVE, BY A NON-BINDING, ADVISORY VOTE, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR for proposal 3:	1 Year	2 Years	3 Years	Abstain
3. APPROVE, BY A NON-BINDING, ADVISORY VOTE, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5:
		For	Against	Abstain
4. APPROVE THE KIMBALL INTERNATIONAL, INC. 2017 STOCK INCENTIVE PLAN.		☐	☐	☐
		For	Against	Abstain
5. RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.		☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.
---------------------------------------------------------------------------------------------------------------------------------------------------------
KIMBALL INTERNATIONAL, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
I appoint Robert F. Schneider and Donald W. Van Winkle, or either of them, each with full power of substitution, as Proxies to vote all shares of common stock of Kimball International, Inc. standing in my name on its books at the close of business on August 28, 2017, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana at 9:30 A.M., Eastern Daylight Time, on Tuesday, October 31, 2017, and at any adjournments thereof with respect to the matters on the reverse side. I hereby revoke any proxy heretofore given.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHARE OWNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE APPROVAL, BY A NON-BINDING, ADVISORY VOTE, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, FOR THE APPROVAL, IN A NON-BINDING, ADVISORY VOTE, OF FUTURE ADVISORY VOTES ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS TO BE HELD EVERY ONE YEAR, FOR THE APPROVAL OF THE KIMBALL INTERNATIONAL, INC. 2017 STOCK INCENTIVE PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

Continued and to be signed on reverse side